Exhibit 10.1

OFFICE LEASE

By and Between

CAZ 1 LLC, an Arizona limited liability company,

as Landlord

and

Insys Therapeutics, Inc., a Delaware corporation

as Tenant

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Article One:     BASIC TERMS/DEFINITIONS

This Article One contains the Basic Terms and Definitions of this Lease between the Landlord and Tenant named below. Other Articles, Sections and Paragraphs of the Lease referred to in this Article One explain and define the Basic Terms and are to be read in conjunction with the Basic Terms.

Section 1.01     Date of Lease. December 18, 2013

Section 1.02     Landlord (include legal entity). CAZ 1 LLC, an Arizona limited liability company.

Address of Landlord:         11452 El Camino Real, Suite 200

San Diego, California 92130

Phone: (858) 793-0202

Fax: (858) 793-5363

Section 1.03     Tenant (include legal entity). Insys Therapeutics, Inc., a Delaware corporation.

Address of Tenant prior to the Commencement Date:

Insys Therapeutics, Inc.

444 South Ellis Street

Chandler, Arizona 85224

Phone: (602) 910-2617

Fax: (602) 910-2627

The address of Tenant following the Commencement Date shall be the Premises address.

Section 1.04     Premises. The Premises is that certain office suite(s) located on the first floor, designated as Suite 100, containing approximately 34,945 rentable square feet as indicated on the space plan attached hereto as Exhibit A-1 (the “Premises”). The office building of which the Premises form a part is in the commercial office complex commonly known as Allred Park Place located at 1333 South Spectrum Boulevard, Chandler, AZ 85286 as shown on the site plan attached hereto as Exhibit A-2, such building being Building 2 consisting of approximately 68,866 rentable square feet (the “Building”). The real property described on Exhibit A-3 hereto and all improvements thereon, including without limitation the Building and Common Areas (detailed below), are hereinafter collectively referred to as the “Project.” In addition to the Premises, Tenant shall have the non-exclusive use of the Common Areas (defined below) subject to the terms of this Lease, applicable covenants, conditions and restrictions and the rules and regulations. The stated rentable square footage of the Premises and Building set forth above is approximate, but Landlord and Tenant agree that the stated rentable square footage shall be used for all purposes under this Lease and is not subject to adjustment.

Section 1.05     Lease Term. Eighty-four (84) months beginning on the later of (i) substantial completion of the Tenant Improvements pursuant to the Work Letter Agreement attached hereto as Exhibit “B”, or (ii) May 1, 2014 (the “Commencement Date”), and ending on the last day of the month following a full eighty-four (84) months thereafter (the “Expiration Date”). Landlord and Tenant shall execute an addendum to this Lease in the form attached hereto as Exhibit “D” confirming the Commencement Date and the Expiration Date of the original Lease Term. Failure to execute such Exhibit shall not affect the validity or enforceability of this Lease.

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Section 1.06     Permitted Uses. (See Article Five) Tenant may use and occupy the Premises for executive and general office purposes only, and no other use of the Premises shall be permitted without the express written consent of Landlord. Tenant’s use of the Premises shall be subject to the following restrictions of record:

(a)     Master Declaration of Covenants, Conditions, Restrictions, Development Standards and Easements for Spectrum Chandler dated August 3, 2006, recorded with the Maricopa County Recorder at No. 2006-1065128 on August 10, 2006, as amended from time to time (the “Master CC&Rs”).

(b)     Declaration Of Covenants, Conditions, And Restrictions And Grant of Easements, with CAZ 1 LLC, an Arizona limited liability company, as Declarant, dated October 29, 2008, recorded with the Maricopa County Recorder at No. 2008-0954135, on November 5, 2008, as amended from time to time (the “CC&Rs”).

Section 1.07     Tenant’s Guarantor. (If none, so state) (See Section 11.05) None.

Section 1.08     Brokers. (See Article Fourteen) (If none, so state)

Landlord’s Broker:               CB Richard Ellis

Mark S. Krison

2415 E. Camelback Road

Phoenix, Arizona 85016

Phone: (602) 735-5670

Fax: (602) 735-5105

Tenant’s Broker:                  Cassidy Turley Commercial Real Estate

Bruce Calfee and Josh Wyss

2375 E. Camelback Road, Suite 300

Phone: (602) 954-9000

Fax: (602) 468-8588

Section 1.09     Commission Payable to Landlord’s Broker. (See Article Fourteen) Pursuant to separate agreement.

Section 1.10     Initial Security Deposit. (See Section 3.02) None.

Section 1.11     Vehicle Parking Spaces Allocated to Tenant. (See Section 5.14) One hundred seventy-four (174) total spaces (one hundred fifty-four (154) uncovered and unreserved spaces and twenty (20) covered and reserved spaces). Landlord shall provide the twenty (20) covered and reserved parking spaces for an additional charge of thirty dollars ($30.00) per covered parking space per month (“Covered Parking Rent”) for the Lease Term and any extended term. The Covered Parking Rent shall be abated for the first eighteen (18) months of the Lease Term.

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Section 1.12     Rent and Other Charges Payable by Tenant.

(a)     BASE RENT: The Base Rent for the Lease Term commencing on the Commencement Date is as follows:

Term	Rent

Months 1-4*	$0.00 per rentable square foot per month for a total of $0.00 per month, plus applicable rental and privilege taxes.

Months 5-24	$25.50 per rentable square foot per year for a total of $891,097.50 per year ($74,258.13 per month), plus applicable rental and privilege taxes.

Months 25-48	$27.03 per rentable square foot per year for a total of $944,563.35 per year ($78,713.61 per month), plus applicable rental and privilege taxes.

Months 49-72	$28.65 per rentable square foot per year for a total of $1,001,237.15 per year ($83,436.43 per month), plus applicable rental and privilege taxes.

Months 73-84	$30.37 per rentable square foot per year for a total of $1,061,311.38 per year ($88,442.62 per month), plus applicable rental and privilege taxes.

* Notwithstanding anything to the contrary, Tenant shall receive four (4) full months of abated rent.

(b)     ADDITIONAL RENT: (i) Tenant’s Pro-Rata Share of Operating Expenses (See Section 4.02); (ii) Utilities (See Section 4.03); (iii) Impounds for Insurance Premiums, if applicable (See Section 4.04(e)); and (iv) Covered Parking Rent (See Section 1.11); including all applicable rental and privilege taxes on said Additional Rent. All charges payable by Tenant to Landlord other than Base Rent are called “Additional Rent.” Unless this Lease provides otherwise, Tenant shall pay all Additional Rent then due with the next monthly installment of Base Rent. The terms “rent” or “Rent” shall mean Base Rent and Additional Rent.

Section 1.13     Tenant’s Pro-Rata Share of Operating Expenses. (See Section 4.01(a)) 50.7434%

Section 1.14     Expense Stop. (See Section 4.02) The Expense Stop shall be established by using the actual expenses of the Building during the calendar year 2014, grossed up to reflect a 95% occupied building as well as a fully assessed building for property tax purposes. Landlord shall provide Tenant with written notice of the Expense Stop within thirty (30) days after the end of the year.

Section 1.15     Landlord’s Share of Profit on Assignment or Sublease. (See Section 9.05) Fifty percent (50%) of the Profit (the “Landlord’s Share”).

Section 1.16     Rentable Square Feet/Footage. The rentable square footage of the Premises shall be established using the Building Owners and Managers Association International, ANSI Z65.1-1996 (“BOMA”) method of measurement using Gross Building Area (which includes the R/U Ratio applicable to the load factor). BOMA is incorporated herein by reference.

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Section 1.17     Common Areas. All areas within the Project which are available for the common use of tenants of the Project and which are not leased or held for the exclusive use of Tenant or other tenants, including, but not limited to, parking areas, driveways, sidewalks, loading areas, access roads, landscaping, planted areas, lobbies, corridors, hallways, elevator foyers, restrooms, mail rooms, mechanical and electrical rooms, janitorial closets, and other similar facilities used by tenants or for the benefit of tenants on a non-exclusive basis. Access to certain Common Areas may be restricted from time to time by Landlord. Landlord, from time to time, may change the size, location, nature and use of any of the Common Areas, convert Common Areas into leaseable areas, construct additional parking facilities (including parking structures) in the Common Areas, and increase or decrease Common Area land and/or facilities. In addition, Landlord shall be entitled to change the land and buildings comprising the Project by removing land, buildings and Common Areas from the Project, dividing the land, buildings and applicable Common Areas into separate parcels, selling any separate parcels to other parties, or any such other action Landlord deems necessary. Tenant acknowledges that such activities may result in inconvenience to Tenant. Such activities and changes are permitted if they do not materially affect Tenant’s use of the Premises. Landlord shall maintain the Common Areas in good order, condition and repair unless such maintenance is assumed by an association pursuant to the CC&Rs or the Master CC&Rs. In the event the use of any of the Common Areas change from the common use of the tenants of the Project to the exclusive use of the Tenant, said Common Areas shall be added to the Premises and Tenant’s rentable square footage, Base Rent, Additional Rent and Tenant’s Pro Rata Share of the Operating Expenses shall be adjusted accordingly.

Section 1.18     Riders/Exhibits. The following Riders or Exhibits are attached to and made a part of this Lease:

Exhibit A-1 – Premises

Exhibit A-2 – Building

Exhibit A-3 – Project

Exhibit B – Work Letter Agreement

Exhibit C – Rules and Regulations

Exhibit D – Commencement Notice

Section 1.19     Building Hours of Operation. The Building Hours of Operation shall be 7:00 AM to 6:00 PM, Monday through Friday, and 8:00 AM to 1:00 PM on Saturday, excluding holidays. The Building Hours of Operation shall be subject to adjustment at the reasonable discretion of Landlord and as may be consistent with other first-class office buildings in Maricopa County, Arizona. Tenant shall be permitted to access the Premises before and after the Building Hours of Operation.

Article Two:     LEASE TERM

Section 2.01     Lease of Premises For Lease Term. Landlord leases the Premises to Tenant and Tenant leases the Premises from Landlord for the Lease Term. The Lease Term is for the period stated in Section 1.05 above and shall begin and end on the dates specified in Section 1.05 above, unless the beginning or end of the Lease Term is changed under any provision of this Lease. The “Commencement Date” shall be the date specified in Section 1.05 above for the beginning of the Lease Term, unless advanced or delayed under any provision of this Lease.

Section 2.02     Delay in Commencement. If Landlord delayed in delivering the Premises to Tenant for any reason whatsoever (including, without limitation, the holding over of a previous occupant or Landlord's inability to complete any required construction), Landlord shall not be liable to Tenant for any damages or losses resulting therefrom and this Lease shall continue in full force and effect.

Section 2.03     Holding Over. Tenant shall vacate the Premises upon the expiration or earlier termination of this Lease. Tenant shall reimburse Landlord for and indemnify Landlord against all damages which Landlord incurs from Tenant's delay in vacating the Premises. If Tenant does not vacate the Premises upon the expiration or earlier termination of the Lease and Landlord thereafter accepts rent from Tenant, Tenant's occupancy of the Premises shall be a "month-to-month" tenancy, subject to all of the terms of this Lease and any governmental statutes which are applicable to a month-to-month tenancy, but do not conflict with any provision contained in this Lease, except that the Base Rent then in effect shall be increased by one hundred fifty percent (150%). Landlord's right to collect such rent shall be in addition to and shall not preclude concurrent, alternative or successive exercise of any other rights or remedies available to Landlord.

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Section 2.04     Early Occupancy. If Tenant occupies the Premises prior to the Commencement Date, Tenant’s occupancy of the Premises shall be subject to all of the provisions of this Lease. Early occupancy of the Premises shall not advance the expiration date of this Lease. Tenant shall pay Base Rent, Additional Rent and all other charges specified in this Lease for the early occupancy period.

Section 2.05     Option to Extend Lease Term. At the expiration of the original Term, Tenant may extend this Lease for two (2) extended terms of five (5) years each (each an “Option Term”) by giving Landlord written notice of its intention to do so not later than twelve (12) months prior to the expiration of the original Lease Term, and thereafter twelve (12) months prior to the expiration of the applicable Option Term; provided, however, that Tenant is not in material default beyond any applicable cure period under the Lease on the date of giving such notice or on the date of commencement of such Option Term. Any termination of the Lease shall result in automatic termination of this option. Tenant’s right to extend the Lease term provided herein is personal to Tenant and may not be assigned or otherwise transferred. Each Option Term shall be upon all of the terms and conditions of this Lease, except that the following rights of Tenant during the original Term of this Lease shall not apply during such Option Terms: (a) any right to rent-free possession; (b) any right to further extension of the term of the Lease beyond the Option Terms set forth herein above; (c) any right to continue to pay the same Base Rent; (d) any right to additional Tenant Allowance; and (e) any right to terminate the Option Terms early. In no event shall the Base Rent for any Option Term be less than the Base Rent payable by Tenant during the full month immediately preceding the Option Term.

The Base Rent for the first twelve (12) months of the initial Option Term shall be equal to the Base Rent during the period immediately preceding the initial Option Term, and thereafter the Base Rent shall increase by six percent (6%) every twenty-four (24) months during the initial Option Term and any subsequent Option Term.

Section 2.06     Fixturization Period. Tenant will have two (2) weeks prior to the Commencement Date (“Fixturization Period”) to complete its interior improvements and fixturization so long as said improvements and fixturization do not interfere with Landlord’s construction of the Tenant Improvements pursuant to the Work Letter Agreement. There shall be no Base Rent or Additional Rent during the Fixturization Period but all other terms of this Lease shall, however, be in effect during such period. The Fixturization Period shall not affect the Expiration Date.

Article Three:     BASE RENT

Section 3.01     Time and Manner of Payment. Upon execution of this Lease, Tenant shall pay Landlord the Base Rent and Additional Rent in the amount stated for the fifth (5th) full month of the Lease Term in Section 1.12(a) above (“Initial Payment Upon Execution”). The Initial Payment Upon Execution shall be held by Landlord and applied to charges due for the fifth (5th) full calendar month of the Lease Term.  If the Commencement Date falls on a day other than the first day of the month, Tenant shall pay Landlord the Base Rent and Additional Rent due for the resulting first partial month within ten (10) days of receipt of Landlord’s invoice. Any such first partial month Base Rent and Additional Rent shall be calculated on a prorated basis by multiplying the Base Rent and Additional Rent amounts applicable for the fifth (5th) month of the Lease Term by a fraction, the numerator of which shall be the actual number of days from the Commencement Date to the end of month and the denominator of which shall be the total number of days in the month. On the first day of the sixth (6th) full month of the Lease Term and each month thereafter, Tenant shall pay Landlord the Base Rent and Additional Rent, in advance, without offset, deduction or prior demand.  In the event the payment made upon execution of this Lease for the fifth (5th) month Base Rent and Additional Rent differs from the actual fifth (5th) month Base Rent and Additional Rent charges due from Tenant, any resulting credit or balance due shall be credited against or added to, respectively, the amount due from Tenant for the sixth (6th) full month of the Lease.  The Base Rent and Additional Rent shall be payable at Landlord’s address or at such other place as Landlord may designate in writing.  Payments of Base Rent and Additional Rent for any fractional calendar month shall be prorated.

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Section 3.02     Security Deposit. Upon the execution of this Lease in addition to payment of the first month's Base Rent and applicable taxes, Tenant shall deposit with Landlord a cash Security Deposit in the amount set forth in Section 1.10 above, as security for the full performance by Tenant of its obligations hereunder. Each time the Base Rent is increased, Tenant shall deposit additional funds with Landlord sufficient to increase the Security Deposit to an amount which bears the same relationship to the adjusted Base Rent as the initial Security Deposit bore to the initial Base Rent. If Tenant defaults under any provision hereof, Landlord shall be entitled, at its option, to apply or retain all or any part of the Security Deposit for the payment of any Base Rent, Additional Rent, Tenant's Pro Rata Share, other sum owing by Tenant to Landlord, or any amount which Landlord may become obligated to spend because of Tenant's default, or to compensate Landlord for any loss or damage which Landlord may suffer because of Tenant's default. If any portion of the Security Deposit is so used or applied, Tenant shall, within five (5) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount. Tenant’s failure to do so shall be a material default under this Lease. Landlord shall not be required to keep the Security Deposit separate from its other accounts and no trust relationship is created with respect to the Security Deposit. Tenant shall not be entitled to interest on the Security Deposit. If Tenant fully performs every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Tenant at the expiration of the term of this Lease or any period of holding over. Landlord's rights with respect to the Security Deposit shall be in addition to and shall not preclude concurrent, alternative or successive exercises of any other rights or remedies available to Landlord.

Section 3.03     Termination; Advance Payments. Upon termination of this Lease under Article Seven (Damage or Destruction), Article Eight (Condemnation) or any other termination not resulting from Tenant’s default, and after Tenant has vacated the Premises in the manner required by this Lease, Landlord shall refund or credit to Tenant (or Tenant’s successor) the unused portion of the Security Deposit, any advance rent or other advance payments made by Tenant to Landlord, and any amounts paid for real property taxes and other reserves which apply to any time periods after termination of the Lease.

Section 3.04     Rental/Privilege Taxes. Tenant shall pay Landlord any and all privilege, commercial rental tax, transactional, excise or other taxes (not including Landlord’s income taxes) imposed or levied by any taxing authority against Landlord for, or on Landlord’s right to receive or the receipt by Landlord of, Base Rent, Additional Rent and any other charges or sums payable by Tenant under this Lease, said taxes to be paid and due at the time provided for payment of said Base Rent, Additional Rent or other sums or charges by Tenant.

Article Four:     OTHER CHARGES PAYABLE BY TENANT

Section 4.01     Definitions. For purposes of this Article 4 and the Lease:

(a)     “Tenant’s Pro-Rata Share” means the ratio, expressed as a percentage, of the rentable square feet in the Premises, to the entire rentable square footage in the Building. Tenant’s Pro Rata Share as of the date of this Lease is as set forth in Section 1.13 above. The numerator of Tenant’s Pro Rata Share is subject to adjustment if the rentable square footage of the Premises changes pursuant to the provisions of this Lease, and the denominator of Tenant’s Pro Rata Share is subject to adjustment if the rentable square footage available at the Building changes.

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(b)     “Calendar Year” shall mean the 12-month period beginning January 1 and ending December 31 and each 12-month period thereafter.

(c)     “Real Estate Taxes” shall mean all taxes, assessments, levies, and other charges, improvement lien assessments including, but not limited to, City of Chandler Spectrum Improvement District assessments, general and special, ordinary and extraordinary, foreseen and unforeseen, of any kind and nature whatsoever, which shall or may be during the Lease Term assessed, levied, charged, confirmed, or imposed upon or become payable out of or become a lien on the Project or any portion thereof (including personal property taxes on equipment, fixtures and other property of Landlord located on the Project and used in connection with the operation thereof), but shall not include any estate, succession, inheritance, or transfer taxes, or any income, profits, or revenue tax imposed upon the rent received as such by Landlord under this Lease; provided, however, that if at any time during the Lease Term, the present method of real estate taxation or assessment shall be so changed that there shall be substituted for the whole or any part of such taxes, assessments, levies, impositions, or charges now or hereafter levied, assessed, or imposed on real estate and improvements, a capital tax or other tax imposed on the rents or income received by Landlord from the Project or the rents or income reserved herein, or any part thereof, then all such capital taxes or other taxes shall, to the extent that they are so substituted, be deemed to be included within the term “Real Estate Taxes.” Tenant shall pay all taxes charged against trade fixtures, furnishings, equipment or any other personal property belonging to Tenant. Tenant shall use Tenant’s best efforts to have personal property taxed separately from the Premises. If any of Tenant’s personal property is taxed with the Premises, Tenant shall pay Landlord the taxes for the personal property within fifteen (15) days after Tenant receives a written statement from Landlord for such personal property taxes.

(d)     “Operating Expenses” means for the purposes hereof all costs, expenses, and fees incurred by Landlord in owning, managing, maintaining, repairing and operating the Premises, Building and surrounding parking lots, entryways and Common Area within the Project (whether or not now customary or in the contemplation of the parties) during any Calendar Year or portion thereof, including, but not limited to, the following: (a) Real Estate Taxes; (b) property management and building superintendent fees (which may include market rate fees for such services payable to Landlord or its related entities who perform such services); the cost of security personnel and services of independent contractors; and wages, charges, taxes, fringe benefits or other labor costs; (c) equipment, supplies and materials (new or replacement); the cost of water, sewer service, gas, electricity and other utilities and services (except telephone, cable and internet service for the Tenant, which shall be the obligation of each Tenant, and any utilities for which a separate meter has been installed for the Premises, which shall be paid directly to the supplier by Tenant; utilities paid directly to the supplier by other tenants pursuant to the terms of their leases shall also be excluded from Operating Expenses); the cost of refuse, garbage and trash removal, collection and disposal and the cost of pest control; (d) the cost of janitorial service; the cost of upkeep, repair and maintenance of the Premises and Building, including but not limited to, the roof and structural elements thereof and any elevators, plumbing, electrical, heating and air conditioning systems; the cost of upkeep and maintenance of any parking areas (including any covered parking canopies), sidewalks, hallways, stairways, toilets and other common facilities; the cost of landscaping and landscape maintenance; the cost of cleaning and other care of the Project, the Premises, the Building and the improvements comprising the same; (e) insurance premiums and other costs for fire and extended coverage insurance, comprehensive public liability insurance and other insurance paid by Landlord in such amounts as Landlord may determine in accordance with Sections 4.04(a) and 4.04(b); any deductible amount under Landlord’s insurance maintained pursuant to Section 4.04; (f) expenditures for improvements normally designated as capital improvements which result in operational or maintenance economies or which are imposed or required by or result in operational or maintenance economies or which are imposed or required by or result from statutes or regulations, or interpretations thereof, promulgated by any governmental authority; provided, however, the cost of any such capital improvements shall be amortized in accordance with generally accepted accounting principals and only the portion of such amortization applicable to any calendar year shall be included as an expense for that calendar year; and (g) the expenses incurred by or payable by Landlord for the operation, maintenance and repair of the Common Area of the Project and the expenses payable by Landlord under the Master CC&Rs and CC&Rs. Operating Expenses shall include the following: (i) costs, expenses, and fees incurred by Landlord in owning, managing, maintaining, repairing and operating the Project which costs, expenses, and fees shall be allocated proportionally to each building within the Project as reasonably determined by Landlord; (ii) costs, expenses, and fees incurred by Landlord in owning, managing, maintaining, repairing and operating the Building which costs, expenses, and fees shall be allocated proportionally to each tenant within the Building as reasonably determined by Landlord; and (iii) costs, expenses, and fees incurred by Landlord in owning, managing, maintaining, repairing and operating the Premises which costs, expenses, and fees shall be allocated to Tenant.

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Section 4.02     Operating Expenses; Late Charges; Interest.

(a)     Common Area Expense Payment. In addition to the Base Rent, for each Calendar Year during the Term, Tenant shall pay Landlord Tenant’s Pro-Rata Share of the Operating Expenses (calculated on a per rentable square foot per annum basis) over the Expense Stop (the “Common Area Expense Payment”). The Common Area Expense Payment shall be made by Tenant to Landlord in accordance with the terms of this Section 4.02 and shall be subject to adjustment as provided for in this Section 4.02.

(b)     Monthly Payment of Estimated Amount. For each Calendar Year, Tenant shall pay, at the time of payment of each monthly installment of Base Rent, an amount equal to one-twelfth (1/12) of Landlord’s reasonable estimate of the sum of the Common Area Expense Payment to be due for the then current Calendar Year, if any. Said monthly payments shall be an estimate of the Common Area Expense Payment for the then current Calendar Year and shall be subject to adjustment based upon the final calculation of the Common Area Expense Payment as provided for in this Section 4.02.

(i)     Within ninety (90) days after the end of each Calendar Year, Landlord shall furnish to Tenant a written statement setting forth the Operating Expenses for the most recently completed Calendar Year and Tenant’s Common Area Expense Payment. Landlord’s failure to render a statement with respect to increases in Operating Expenses for any Calendar Year shall not prejudice Landlord’s right to thereafter render a statement with respect thereto or with respect to any other Calendar Year.

(ii)     After the end of each Calendar Year, Tenant shall make or receive for any Calendar Year, a payment or a credit equal to any excess or deficiency between the actual Common Area Expense Payment, if any, owed by Tenant for the most recent Calendar Year and the amounts paid by Tenant as an estimate of the Common Area Expense Payment. Tenant shall pay such Common Area Expense Payment or receive such credit against future payments within fifteen (15) days following receipt of notice thereof and receipt of the statement described herein.

(iii)     Tenant’s obligation with respect to the Common Area Expense Payment shall survive the expiration or early termination of the Lease, and all such payments shall be prorated to reflect the actual term of this Lease.

(iv)     Landlord agrees that upon written request of Tenant made within thirty (30) days of receiving the annual statement of Tenant’s Pro Rata Share, Landlord shall make the books and records for said prior year available for audit at its offices in the greater Phoenix area or the greater San Diego area during normal business hours. Any audit shall be conducted by a regional or national accounting firm. If the audit confirms that the actual Operating Expenses charged to Tenant during the prior Calendar Year have been overstated by Landlord by more than five percent (5%), Landlord shall immediately refund the entire excess. If the audit confirms that the Operating Expenses charged to Tenant during the prior Calendar Year have been undercharged by Landlord by more than five percent (5%), Tenant shall immediately pay the entire amount understated. The annual statement of Tenant’s Pro Rata Share shall be deemed binding and conclusive unless Tenant timely provides an audit notice to Landlord, thereafter audits the books and records within ninety (90) days of the notice date and said audits confirms an over or understated amount.

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(c)     Late Charges. Tenant’s failure to pay Rent promptly may cause Landlord to incur unanticipated costs. The exact amount of such costs are impractical or extremely difficult to ascertain. Such costs may include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by any ground lease, mortgage or trust deed encumbering the Premises. Therefore, if Landlord does not receive any rent payment within ten (10) days after it becomes due, Tenant shall pay Landlord a late charge equal to ten percent (10%) of the overdue amount. The parties agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of such late payment.

(d)     Interest on Past Due Obligations. Any amount owed by Tenant to Landlord which is not paid when due shall bear interest at the rate of eighteen percent (18%) per annum from the due date of such amount. However, interest shall not be payable on late charges to be paid by Tenant under this Lease. The payment of interest on such amounts shall not excuse or cure any default by Tenant under this Lease. If the interest rate specified in this Lease is higher than the rate permitted by law, the interest rate is hereby decreased to the maximum legal interest rate permitted by law.

Section 4.03     Utilities and Services to the Premises. Tenant shall pay directly to the appropriate supplier, the cost of all telephone, cable, internet, and such other similar utilities and services supplied directly to the Premises. Electrical power to the Premises shall be provided by Landlord utilizing a Cutler Hammer PowerBill eNet submeter system. All natural gas, sewer service, water and refuse disposal and other such services for the Premises are jointly metered with other property and shall be provided by Landlord. All utilities and services provided by Landlord shall be included within Operating Expenses as set forth in more detail in Sections 4.01 and 4.02 and shall be provided during the Building Hours of Operation. Tenant shall not make connection to the utilities except by or through existing outlets and shall not install or use machinery or equipment in or about the Premises that uses excess water, lighting or power, or suffer or permit any act that causes extra burden upon the utilities or services, including but not limited to security services, over standard office usage for the Building. Landlord shall require Tenant to reimburse Landlord for any excess expenses or costs that may arise out Tenant’s use of the Premises over standard office usage and/or beyond the Building Hours of Operation . Landlord may, in its sole discretion, install supplemental equipment and/or separate metering applicable to Tenant’s excess usage or loading. Tenant shall pay Landlord for such excess usage as Additional Rent and such excess expenses shall not be subject to the Expense Stop.

Section 4.04     Insurance Policies.

(a)     Liability Insurance. During the Lease Term and any fixturization period, Tenant shall maintain a policy of commercial general liability insurance (sometimes known as broad form comprehensive general liability insurance) insuring Tenant against liability for bodily injury, property damage (including loss of use of property) and personal injury arising out of the operation, use or occupancy of the Premises. Tenant shall name Landlord as an additional insured under such policy. The initial amount of such insurance shall be Five Million Dollars ($5,000,000) per occurrence and shall be subject to periodic increase based upon inflation, increased liability awards, recommendation of Landlord’s professional insurance advisors and other relevant factors. The liability insurance obtained by Tenant under this Section 4.04(a) shall (i) be primary and non-contributing; (ii) contain cross-liability endorsements; and (iii) insure Landlord against Tenant’s performance under Section 5.08, if the matters giving rise to the indemnity under Section 5.08 result from the negligence or other acts or failure to act where a duty to act exists on the part of Tenant. The amount and coverage of such insurance shall not limit Tenant’s liability nor relieve Tenant of any other obligation under this Lease. Tenant shall be liable for the payment of any deductible amount under Tenant’s insurance policies maintained pursuant to this Section 4.04. Landlord may also obtain comprehensive public liability insurance in an amount and with coverage determined by Landlord insuring Landlord against liability arising out of ownership, operation, use or occupancy of the Project. The policy obtained by Landlord shall not be contributory and shall not provide primary insurance. Tenant shall also obtain such other insurance and in such amounts as may from time to time be reasonably required by Landlord against other insurable hazards which at the time are customarily insured against in the case of premises similarly situated in Maricopa County, Arizona, with due consideration for the height and type of building, its construction, use and occupancy.

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(b)     Property and Rental Income Insurance. During the Lease Term, Landlord shall maintain policies of insurance covering loss of or damage to the Building in the full amount of its replacement value. Such policy shall contain an Inflation Guard Endorsement and shall provide protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, special extended perils (all-risk), sprinkler leakage and any other perils which Landlord deems reasonably necessary. Landlord shall have the right to obtain flood and earthquake insurance if required by any lender holding a security interest in the Building. Landlord shall not obtain insurance for Tenant’s fixtures or equipment or building improvements installed by Tenant on the Premises. During the Lease Term, Landlord shall also maintain a rental income insurance policy, with loss payable to Landlord, in an amount equal to one year’s Base Rent, plus, to the extent available and deemed appropriate by Landlord, the Additional Rent. Tenant shall be liable for the payment of Tenant’s Pro Rata Share of any deductible amount under Landlord’s insurance covering damage to the Building or Tenant’s insurance policies maintained pursuant to this Section 4.04, in an amount not to exceed Fifty Thousand Dollars ($50,000).

(c)     Tenant Activities. Tenant shall not engage in or permit any activity which will cause the cancellation or increase the existing premium rate of fire, liability, or other insurance on or relating to the Premises, the Building or the Project. In the event Tenant engages in or permits any activity that causes an increase in the existing premium rate of any such insurance, in addition to any other remedies available to Landlord under the terms of this Lease, Landlord shall have the right to demand and receive from Tenant an amount equal to the increase in the existing premium rate. Tenant shall not sell or permit to remain in or about the Premises any article that may be prohibited by special form, fire, and extended coverage insurance policies. Tenant shall comply with all requirements pertaining to the use of the Premises necessary for maintenance of such fire and public liability insurance as Landlord may from time to time obtain for the Premises, the Building, or the Project.

(d)     Payment of Premiums. Tenant shall timely pay all premiums for the insurance policies obtained by Tenant and described in Sections 4.04(a) and (b). Premiums for insurance policies obtained by Landlord and described in Sections 4.04(a) and (b) shall be paid by Landlord and included within Operating Expenses as set forth in more detail in Section 4.01(d).

(e)     Impounds for Insurance Premiums. If requested by any ground lessor or lender to whom Landlord has granted a security interest in the Project, or if Tenant is more than ten (10) days late in the payment of rent more than once in any consecutive twelve (12) month period, Tenant shall pay Landlord a sum equal to one-twelfth (1/12) of the annual insurance premiums payable by Tenant under this Lease for insurance policies obtained by Tenant, together with each payment of Base Rent. Landlord shall hold such payments in a non-interest bearing impound account. If unknown, Landlord shall reasonably estimate the amount of insurance premiums when due. Tenant shall pay any deficiency of funds in the impound account to Landlord upon written request. If Tenant defaults under this Lease, Landlord may apply any funds in the impound account to any obligation then due under this Lease.

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(f)     General Insurance Provisions.

(i)     Before the Commencement Date, Tenant shall deliver to Landlord a copy of any policy of insurance which Tenant is required to maintain under this Section 4.04. At least thirty (30) days prior to the expiration of any such policy, Tenant shall deliver to Landlord a renewal of such policy. As an alternative to providing a policy of insurance, Tenant shall have the right to provide Landlord a certificate of insurance, executed by an authorized officer of the insurance company, showing that the insurance which Tenant is required to maintain under this Section 4.04 is in full force and effect and containing such other information which Landlord reasonably requires.

(ii)     Any insurance which Tenant is required to maintain under this Lease shall include a provision which requires the insurance carrier to give Landlord not less than thirty (30) days’ written notice prior to any cancellation or modification of such coverage.

(iii)     If Tenant fails to deliver any policy, certificate or renewal to Landlord required under this Lease within the prescribed time period or if any such policy is cancelled or modified during the Lease Term without Landlord’s consent, Landlord may obtain such insurance, in which case Tenant shall reimburse Landlord for the cost of such insurance within fifteen (15) days after receipt of a statement that indicates the cost of such insurance.

(iv)     Tenant shall maintain all insurance required under this Lease with companies holding a “Best’s Financial Strength Rating” of A+ or better, as set forth in the most current issue of “Best’s Credit Rating”. Landlord and Tenant acknowledge the insurance markets are rapidly changing and that insurance in the form and amounts described in this Section 4.04 may not be available in the future. Tenant acknowledges that the insurance described in this Section 4.04 is for the primary benefit of Landlord. If at any time during the Lease Term, Tenant is unable to maintain the insurance required under the Lease, Tenant shall nevertheless maintain insurance coverage which is customary and commercially reasonable in the insurance industry for Tenant’s type of business, as that coverage may change from time to time. Landlord makes no representation as to the adequacy of such insurance to protect Landlord’s or Tenant’s interests.

(v)     Unless prohibited under any applicable insurance policies maintained, Landlord and Tenant each hereby waive any and all rights of recovery against the other, or against the officers, employees, agents or representatives of the other, for loss of or damage to its property or the property of others under its control, if such loss or damage is covered by any insurance policy in force (whether or not described in this Lease) at the time of such loss or damage. Upon obtaining the required policies of insurance, Landlord and Tenant shall give notice to the insurance carriers of this mutual waiver of subrogation.

Article Five:     USE OF PROPERTY

Section 5.01     Permitted Uses. Tenant may use the Premises only for the Permitted Uses set forth in Section 1.06 above. Such use by Tenant shall be on a non-exclusive basis with other tenants of the Project entitled to such non-exclusive use.

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Section 5.02     Manner of Use/Compliance with Laws. Tenant shall not cause or permit the Premises to be used in any way which constitutes a violation of any law, ordinance (including but not limited to zoning ordinance), or governmental regulation or order, or which annoys or interferes with the rights of tenants of the Project, or which constitutes a nuisance or waste. Tenant shall be responsible for ensuring that its use of the Premises is permitted by all applicable zoning and land use regulations and restrictions of record. Tenant shall obtain and pay for all permits, including a Certificate of Occupancy, required for Tenant’s occupancy of the Premises and shall promptly take all actions necessary to comply with all applicable statutes, ordinances, rules, regulations, covenants, restrictions, orders and requirements regulating the use by Tenant of the Premises, including the Occupational Safety and Health Act.

Section 5.03     Waste, Nuisance, Etc. Tenant shall not commit or permit any waste on the Premises or in any manner deface or injure the Premises, the Building, or the Project, and shall not use the Premises for the production or distribution of pornographic materials or other purposes which Landlord, in its sole discretion, deems offensive or immoral, or commit or permit on the Premises or any part of the Project any offensive, noisy or dangerous activity or other nuisance or other activity or thing which may disturb the quiet enjoyment or peaceable possession of any other tenant in the Project. Tenant shall not overload the floor of the Premises beyond the limit established by Landlord. Tenant shall not employ any sound emitting device in or about the Premises that is audible outside the Premises, except fire and burglar alarms.

Section 5.04     Trash. Tenant shall place all refuse or trash in receptacles provided by Landlord in the Common Areas.

Section 5.05     Sidewalks, Signs, Exterior, Etc. Tenant shall not display or exhibit any products, goods, wares or merchandise and shall not distribute advertising materials within the Project. Tenant shall not erect or place on or about the exterior of the Building wherein the Premises are located or the Project, or on any windows, glass partitions or doors thereof, any signs or other written information unless approved in writing by Landlord. Tenant’s signage shall be in compliance with Landlord’s existing sign criteria at the Premises and all applicable covenants, conditions and restrictions and applicable laws, statues and ordinances. Tenant shall not conduct or permit any auctions or sheriff’s sales at the Premises. Landlord shall provide and maintain in the lobby of the main entrance level of the Building a directory listing all tenants in the Building. The directory shall list each tenant’s name and its location in the Building designated by floor or by such designation as the Landlord may deem appropriate. Tenant shall not install exterior lighting on or decorate, paint or otherwise alter or improve the structure or roof of the Building. Tenant shall not install any objects on the roof of the Building and shall not take any action that will invalidate any warranty held by Landlord for the roof, HVAC Systems, or any other applicable warranty. Tenant shall not store products, containers or merchandise outside of the Premises or inside of the Premises which are visible from the Common Areas.

Section 5.06     Rules and Regulations. Tenant, its employees, agents, contractors, customers and invitees, shall comply with the Rules and Regulations of the Project attached to the Lease as Exhibit C and made a part hereof by reference, and with such modifications thereto as Landlord, in its sole discretion, may hereafter make for the Project; provided, however, that such Rules and Regulations shall not contradict or abrogate any right or privilege herein expressly granted to Tenant. Tenant agrees to faithfully observe and comply with the Rules and Regulations and all modifications thereto from time to time in effect, and any violation of such Rules and Regulations by Tenant, its employees, agents, contractors, customers or invitees shall constitute a breach of this Lease. Landlord shall not be responsible to Tenant for the non-performance by any other tenant or occupant of the Project of the Rules and Regulations or any modifications thereof.

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Section 5.07     Hazardous Materials. As used in this Lease, the term “Hazardous Material” means any flammable items, explosives, radioactive materials, hazardous or toxic substances, material or waste or related materials, including any substance defined as or included in the definition of “hazardous substances”, “hazardous wastes”, “hazardous materials” or “toxic substances” now or subsequently regulated under any applicable federal, state or local laws or regulations, including without limitation petroleum-based products, paints, solvents, lead, cyanide, DDT, printing inks, acids, pesticides, ammonia compounds and other chemical products, asbestos, PCBs and similar compounds, and including any different products and materials which are subsequently found to have adverse effects on the environment or the health and safety of persons. Tenant shall not cause or permit any Hazardous Material to be generated, produced, brought upon, used, stored, treated or disposed of in or about the Premises by Tenant, its agents, employees, contractors, sublessees or invitees without the prior written consent of Landlord; provided, however, Tenant shall be allowed to store and use nominal amounts of commercially available cleaning products without the consent of Landlord. Tenant shall provide Landlord with ten (10) days advance written notice, setting forth an itemization of all such Hazardous Materials, with a detailed description thereof, and the intended volume, location and use of such Materials at the Premises, prior to the use or allowance of any such cleaning products or any other products, materials or substances which are Hazardous Materials as defined above or which have or may have adverse effects on the environment or the health and safety of persons. Landlord shall be entitled to take into account such other factors or facts as Landlord deems to be relevant in determining whether to grant or withhold consent to Tenant’s proposed activity with respect to Hazardous Material. In no event, however, shall Landlord be required to consent to the installation or use of any storage tanks in or on the Premises.

To the extent Tenant is allowed to store and use any Hazardous Materials in or about the Premises in accordance with the provisions of this Section, Tenant shall be obligated to provide Landlord with a Phase I Environmental Report prepared in accordance with current ASTM standards (“Phase I”). The Phase I, addressed and certified to Landlord and Landlord’s lender, if any, shall be dated as of the date Tenant vacates the Premises. Tenant shall bear the cost of the Phase I and shall also be responsible for any and all costs, penalties and fines incurred for any environmental contamination and subsequent remediation at the Project. Should Tenant fail to timely deliver to Landlord the Phase I, Landlord may cause a Phase I to be prepared to like effect and Tenant shall be liable to Landlord for one hundred thirty percent (130%) of the cost of said Phase I. Should the Phase I provided by either Landlord or Tenant state that a hazardous condition exists in or on the Project or that the Premises cannot be used or leased in a hazard- free condition (unless the hazardous condition existed prior to the Commencement Date under the Lease), Tenant shall forthwith cause the hazardous condition to be fully corrected at Tenant’s expense. In addition, Tenant shall be required to pay to Landlord monthly, on or before the first day of each month, an amount equal to one hundred thirty percent (130%) of Base Rent and Additional Rent due under the Lease for the last year of the Lease Term, for any period following expiration of the Lease Term until the Premises is restored to a hazard free condition. This requirement shall not be construed as an extension of an expired or terminated Lease, but solely as damages to Landlord due to such hazardous condition(s) existing at the Project which prevent Landlord from re-leasing the Premises. Tenant, following such expiration or termination of this Lease, shall be allowed access to the Project, only to the extent necessary to remove or otherwise correct any hazardous condition, and shall conduct no gainful business activity whatsoever at said Premises. The provisions of this Section shall survive the expiration or any termination of this Lease.

Section 5.08     Indemnity. Tenant shall indemnify Landlord against and hold Landlord harmless from any and all costs, claims or liability arising from: (a) Tenant’s use of the Premises; (b) the conduct of Tenant’s business or anything else done or permitted by Tenant to be done in or about the Premises, including any contamination of the Premises or any other property resulting from the presence or use of Hazardous Material caused or permitted by Tenant; (c) any breach or default in the performance of Tenant’s obligations under this Lease; (d) any misrepresentation or breach of warranty by Tenant under this Lease; or (e) other acts or omissions of Tenant. Tenant shall defend Landlord against any such cost, claim or liability at Tenant’s expense with counsel selected by Landlord or at Landlord’s election, Tenant shall reimburse Landlord for any legal fees or costs incurred by Landlord in connection with any such claim. As a material part of the consideration to Landlord, Tenant assumes all risk of damage to property or injury to persons in or about the Premises arising from any cause, and Tenant hereby waives all claims in respect thereof against Landlord, except for any claim arising out of Landlord’s negligence or willful misconduct. As used in this Section, the term “Tenant” shall include Tenant’s employees, agents, contractors, invitees and guests, if applicable.

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Section 5.09     Landlord’s Access. Landlord or its agents may enter the Premises at all reasonable times (a) during the last year of the Lease Term to show the Premises to potential buyers, investors, tenants or other parties, (b) to do any other act or to inspect and conduct tests in order to monitor Tenant’s compliance with all applicable environmental laws and all laws governing the presence and use of Hazardous Material, or (c) or for any other purpose Landlord deems necessary. Landlord shall give Tenant prior notice of such entry, except in the case of an emergency. Landlord may place customary “For Sale” or “For Lease” signs on the Premises, the Building and/or Project, as applicable.

Section 5.10     Quiet Possession. If Tenant pays the rent and complies with all other terms of this Lease, Tenant may peaceably and quietly occupy and enjoy the Premises for the full Lease Term, subject to the provisions of this Lease.

Section 5.11     Tenant ADA Obligations. Landlord represents and warrants that upon commencement of the Lease Term the shell Building shall comply with the requirements of Title III of the Americans with Disabilities Act of 1990 (42 U.S.C. 12181, et seq., the Provisions Governing Public Accommodations and Services Operated by Private Entities), and all regulations promulgated thereunder (the “ADA”). At all times during the term of this Lease, Tenant, at Tenant’s sole cost and expense, shall cause all alterations and improvements in the Premises, and Tenant’s use and occupancy of the Premises, and Tenant’s performance of its obligations under this Lease, to comply with the ADA, and all amendments, revisions or modifications thereto now or hereafter adopted or in effect in connection therewith and to take such actions and make such alterations and improvements as are necessary for such compliance; provided, however, that Tenant shall not make any such alterations or improvements except upon Landlord’s prior written consent pursuant to the terms and conditions of this Lease. If Tenant fails to diligently take such actions or make such alterations or improvements as are necessary for such compliance, Landlord may, but shall not be obligated to, take such actions and make such alterations and improvements and may recover all of the costs and expenses of such actions, alterations and improvements from Tenant as Additional Rent. Notwithstanding anything in this Lease to the contrary, no act or omission of Landlord, including any approval, consent or acceptance by Landlord or Landlord’s agents, employees or other representatives, shall be deemed an agreement, acknowledgment, warranty or other representation by Landlord that Tenant has complied with the ADA or that any action, alteration or improvement by Tenant complies or will comply with the ADA or constitutes a waiver by Landlord of Tenant’s obligations to comply with the ADA under this Lease or otherwise.

Section 5.12     Use of Common Areas. Tenant shall have the nonexclusive right (in common with other tenants and all others to whom Landlord has granted or may grant such rights) to use the Common Areas for the purposes intended, subject to such reasonable rules and regulations as Landlord may establish from time to time. Tenant shall abide by such rules and regulations and shall use its best effort to cause others who use the Common Areas with Tenant’s express or implied permission to abide by Landlord’s rules and regulations. At any time, Landlord may close any Common Areas to perform any acts in the Common Areas as, in Landlord’s judgment, are desirable to improve the Project. Tenant shall not interfere with the rights of Landlord, other tenants or any other person entitled to use the Common Areas. Tenant shall pay all costs, expenses, fines, penalties or damages that Landlord may incur by reason of Tenant’s failure to comply with the provisions of this Section 5.12 and, at Tenant’s sole cost and expense, Tenant shall indemnify, defend and hold Landlord harmless for, from and against all losses and liabilities arising from such non-compliance, utilizing counsel reasonably satisfactory to Landlord.

In the event Landlord determines that Tenant’s use of the Common Areas is disproportionate to the use by other tenants in the Project, Landlord reserves the right: (i) to charge Tenant extra for said increased usage which charge shall reflect the increased cost of Landlord’s maintenance of the Common Areas due to Tenant’s usage; (ii) to provide separate trash receptacles for Tenant which cost shall be the sole responsibility of Tenant and shall be paid by Tenant as Additional Rent; and/or (iii) to require Tenant to arrange for its own separate trash receptacles and collection at Tenant’s sole cost and expense using a contractor satisfactory to Landlord.

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Section 5.13     Spectrum Chandler Park. Allred Park Place is a business park within a larger business park known as Spectrum Chandler (the “Spectrum Chandler Park”). Tenant, its agents, assigns, customers, designees, employees, guests, invitees, licensees, representatives, servants, successors, tenants, visitors, and others, shall also have the nonexclusive right to use all drives, sidewalks and other common areas and facilities (collectively, the “Spectrum Chandler Park Common Areas”) located within Spectrum Chandler Park, jointly with Landlord, other owners, tenants and occupants therein, and their respective agents, assigns, customers, designees, employees, guests, invitees, licensees, representatives, servants, successors, tenants, visitors, and others as set forth in the Master CC&Rs. Tenant, its agents, assigns, customers, designees, employees, guests, invitees, licensees, representatives, servants, successors, tenants, visitors, and others, shall not use any of the Spectrum Chandler Common Areas in a manner which obstructs or interferes with the reasonable use thereof by others and shall at all time comply with the Master CC&Rs and any rules and regulations associated therewith.

Section 5.14     Specific Provision re: Vehicle Parking. Tenant shall be entitled to use only the number of vehicle parking spaces in the Project allocated to Tenant in Section 1.11 of the Lease without paying any Additional Rent. Tenant acknowledges and agrees that Landlord may assign parking spaces at a later date. Landlord shall have the option to provide, at a later date, parking spaces covered by Landlord for an additional charge, per covered parking space; provided, however, that Landlord’s option to provide covered parking spaces at the Project shall not reduce the total number of parking spaces allocated to Tenant hereunder, and provided, further, that Tenant shall be under no obligation to obtain any such covered parking spaces. During any extended term the monthly charge for covered parking spaces shall be subject to periodic review, and may be adjusted higher or lower in Landlord’s sole discretion; provided, however, that monthly rate for covered parking set forth above shall not be adjusted (i) in excess of five (5%) percent or (ii) more frequently than once every twelve (12) months. Tenant’s parking shall be limited to vehicles no larger than standard size automobiles or pickup utility vehicles. Tenant shall not cause or allow any vehicles, large trucks or other large vehicles to be parked within the Project or on the adjacent public streets. Temporary parking of large delivery vehicles in the Project may be permitted by the rules and regulations established by Landlord. Vehicles shall be parked only in striped parking spaces and not in driveways, loading areas or other locations not specifically designated for parking. Handicapped spaces shall only be used by those legally permitted to use them. Tenant shall not permit any equipment, structure or other object to be placed in any areas designated for vehicle parking. In the event Tenant does permit any equipment, structure or other object in any areas designated for vehicle parking, any parking spaces used by Tenant for such purposes shall correspondingly reduce the total number of parking spaces allotted Tenant pursuant to this Lease. If Tenant parks more vehicles in the parking area than the number set forth in Section 1.11 of this Lease, such conduct shall be a material breach of this Lease if Tenant fails to rectify such matter within three (3) business days following written notice from Landlord of such conduct, or provided more than two (2) such notices have been given within any consecutive twelve (12) month period. In addition to Landlord’s other remedies under the Lease, Tenant shall pay a daily charge determined by Landlord for each such additional vehicle.

Section 5.15     Exterior Improvements. Tenant shall not be permitted to make any improvements outside of Tenant’s Premises unless approved by Landlord in its sole discretion. Any such improvements approved by Tenant shall be at Tenant’s sole cost and expense or subject to the Tenant Allowance provided for in the Work Letter Agreement attached hereto. In the event the improvements by Tenant reduce the parking available at the Building, the parking spaces allocated to Tenant in Section 1.11 shall be reduced accordingly.

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Article Six:     CONDITION OF PREMISES; MAINTENANCE, REPAIRS AND ALTERATIONS

Section 6.01     Tenant’s Acknowledgement. Tenant acknowledges, represents, warrants and agrees to the following: (i) Tenant shall be responsible for making its own inspection and investigation of the Premises, the Building wherein the Premises are located, and the Project, (ii) Tenant shall be responsible for investigating and establishing the suitability of the Premises for Tenant's intended use thereof, and all zoning and regulatory matters pertinent thereto, and (iii) Tenant is leasing the Premises "AS IS" based on its own inspection, inquiry and investigation regarding the condition of the Premises, Building and Project and not in reliance on any statement, representation, inducement or agreement of Landlord or any Broker except as expressly set forth herein. By taking possession of the Premises, Tenant shall be deemed to have accepted the Premises as being in satisfactory condition and completed in accordance with any requirements of Tenant set forth herein. Tenant accepts the Premises in its condition as of the Commencement Date of the Lease, subject to all recorded matters, laws, ordinances, and governmental regulations and orders. Except as provided herein, Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation as to the condition of the Premises or the suitability of the Premises for Tenant’s intended use.

Section 6.02     Exemption of Landlord from Liability. Landlord shall not be liable for any damage or injury to the person, business (or any loss of income therefrom), goods, wares, merchandise or other property of Tenant, Tenant’s employees, invitees, customers or any other person in or about the Premises, whether such damage or injury is caused by or results from: (a) fire, steam, electricity, water, gas or rain; (b) the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures or any other cause; (c) conditions arising in or about the Premises or upon other portions of the Project wherein the Premises is located, or from other sources or places; or (d) any act or omission of any other tenant of the project wherein the Premises is located. Landlord shall not be liable for any such damage or injury even though the cause of or the means of repairing such damage or injury are not accessible to Tenant. The provisions of this Section 6.02 shall not, however, exempt Landlord from liability for Landlord’s negligence or willful misconduct.

Section 6.03     Landlord’s Obligations.

(a)     Except as provided in Article Seven (Damage or Destruction) and Article Eight (Condemnation) and unless such maintenance or repairs are required because of any negligent or intentional act or omission of Tenant or its agents, employees, contractors, customers or invitees, Landlord shall be responsible for and shall keep the following in good order, condition and repair: the foundations, exterior walls and roof of the Premises (including painting the exterior surface of the exterior walls of the Premises not more often than once every five (5) years, if necessary); the heating and air conditioning systems servicing the Premises (“HVAC System”); parking lot surfaces; Common Areas; and all components of electrical, mechanical, and plumbing located outside of the Premises which are used in common by tenants of the Project, reasonable wear and tear excluded. However, Landlord shall not be obligated to maintain or repair interior windows, doors, plate glass or the interior surfaces of exterior walls. Landlord shall make repairs under this Section 6.03 within a reasonable time after receipt of written notice from Tenant of the need for such repairs. In no event shall Tenant be entitled to undertake any such maintenance or repairs, whether at the expense of Tenant or Landlord, and Tenant hereby waives the benefits of any law now or hereafter in effect which would otherwise provide Tenant with such right.

(b)     Tenant shall pay or reimburse Landlord for all reasonable costs Landlord incurs under Section 6.03(a) above as Operating Expenses as provided in Section 1.12(b) of the Lease. Tenant waives the benefit of any statute in effect now or in the future which might give Tenant the right to make repairs at Landlord’s expense or to terminate this Lease due to Landlord’s failure to keep the Premises in good order, condition and repair.

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Section 6.04     Tenant’s Obligations.

(a)     Except as provided in Section 6.03, Article Seven (Damage or Destruction) and Article Eight (Condemnation), Tenant shall keep all portions of the Premises (including structural, nonstructural, interior, systems and equipment) in good order, condition and repair (including interior repainting and refinishing, as needed) whether or not such portion of the Premises requiring repair, or the means of repairing the same, are reasonably or readily accessible, and whether or not the need for such repairs occurs as a result of Tenant's use, any prior use, the elements or the age of such portion of the Premises. If any portion of the Premises or any system or equipment in the Premises which Tenant is obligated to repair cannot be fully repaired or restored, Tenant shall promptly replace such portion of the Premises or system or equipment in the Premises, regardless of whether the benefit of such replacement extends beyond the Lease Term; but if the benefit or useful life of such replacement extends beyond the Lease Term (as such term may be extended by exercise of any options), the useful life of such replacement shall be prorated over the remaining portion of the Lease Term (as extended), and Tenant shall be liable only for that portion of the cost which is applicable to the Lease Term (as extended). If any part of the Premises or the Project is damaged by any act or omission of Tenant, its agents, employees, contractors, customers or invitees, Tenant shall pay Landlord the cost of repairing or replacing such damaged property, whether or not Landlord would otherwise be obligated to pay the cost of maintaining or repairing such property. It is the intention of Landlord and Tenant that at all times Tenant shall maintain the portions of the Premises which Tenant is obligated to maintain in an attractive, first-class and fully operative condition.

(b)     The amps of electric capacity provided at the Premises shall be in an amount determined by Landlord in its sole discretion, such service to be made available at the electrical riser room in the Building wherein the Premises is located, and shall provide any necessary maintenance or replacement thereof when required. Tenant shall be responsible to obtain electrical service from the power provider of its choice, and Landlord shall not be responsible for interruptions in such service. Tenant shall be responsible for and provide distribution of the power and electrical service from the electrical riser room in the Building to the areas required for use thereof by Tenant, and Tenant shall be responsible for all repairs, maintenance and replacement of such electrical service and related equipment from the electrical riser room in the Building during the Lease Term. The foregoing responsibilities of Tenant shall include payment for the cost and expense of installation and any repairs, replacements, or upgrades, of such power and electrical service from said electrical riser room to the remainder of the building used or occupied by Tenant and all costs related to installing and causing service to commence, including payment of any security deposits required by any utility company serving the Premises.

(c)     Tenant shall fulfill all of Tenant’s obligations under this Section 6.04 at Tenant’s sole expense. If Tenant fails to maintain, repair or replace the Premises as required by this Section 6.04, Landlord may, upon ten (10) days prior notice to Tenant (except that no notice shall be required in the case of an emergency), perform such maintenance or repair (including replacement, as needed) on behalf of Tenant. In such case, Tenant shall reimburse Landlord for all costs incurred in performing such maintenance or repair immediately upon demand.

(d)     Prior to installing any specialized flooring, Tenant shall, at Tenant’s sole cost and expense, make such tests and investigation as recommended by the manufacturer of such flooring prior to execution of this Lease, to determine and satisfy Tenant as to the condition of the floor of the Premises for installation of such specialized flooring or the condition of any flooring existing at the Premises. If Tenant installs any specialized flooring, such flooring shall be installed in accordance with all specifications and recommendations of the manufacturer of such flooring and all costs associated therewith shall be deducted from the Tenant Improvement Allowance (as defined in the Work Letter Agreement). Tenant hereby waives and relinquishes any claims against or liability of Landlord as to such specialized flooring, or any damages or losses occurring by reason of any defect in, or inadequacy of, such specialized flooring, including, without limitation, any right or claim against Landlord for repair, maintenance or replacement thereof during the Lease Term.

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Section 6.05     Alterations, Additions, and Improvements.

(a)     Tenant shall not make any alterations, additions or improvements to the Premises without Landlord’s prior written consent, such consent not to be unreasonably withheld, conditioned or delayed, except for non-structural alterations, additions or improvements which do not cumulatively exceed a total cost of Ten Thousand Dollars ($10,000) in cost cumulatively over the Lease Term and which are not visible from the outside of any building of which the Premises is part. Landlord may require Tenant to provide demolition and/or lien and completion bonds in form and amount satisfactory to Landlord. Tenant shall promptly remove any alterations, additions, or improvements constructed in violation of this Section 6.05(a) upon Landlord’s written request. All alterations, additions, and improvements shall be done in a good and workmanlike manner, in accordance with plans, specifications and drawings approved in writing by Landlord, and in conformity with all applicable laws and regulations, and by a licensed contractor approved by Landlord. Upon completion of any such work, Tenant shall provide Landlord with “as built” plans, copies of all construction contracts, a certificate of completion by the architect who supervised the construction and proof of payment for all labor and materials including appropriate lien releases. Landlord shall have no responsibility or liability for any death or injury to persons, including but not limited to Tenant, Tenant’s officers, directors, members, employees, personnel, contractors, invitees and/or any third persons in or upon the real property of Landlord, or for damage to property caused by alterations, additions or improvements made to the Premises by Tenant, whether or not made pursuant to Landlord’s prior written consent as required herein, and Tenant hereby indemnifies Landlord against any such liability, obligation, cost or expense arising therefrom.

(b)     Tenant shall pay when due all claims for labor and material furnished to the Premises. Tenant shall give Landlord at least twenty (20) days prior written notice of the commencement of any work on the Premises, regardless of whether Landlord’s consent to such work is required. Landlord may elect to record and post notices of non-responsibility on the Premises. Tenant shall keep the Premises, the Building and the Project free and clear of any liens arising out of any work performed, materials furnished or obligations incurred by or on behalf of Tenant. If any such lien is filed against the Premises, the Building or the Project, Tenant shall, within ten (10) days thereafter, cause the lien to be fully discharged by either paying the obligation secured thereby or obtaining and recording a payment bond in accordance with the provisions of Section 33-1004, Arizona Revised Statutes. Tenant shall indemnify and hold Landlord harmless from any claims for lien waivers. Tenant is not authorized to act for on behalf of Landlord as its agent, or otherwise, for the purpose of constructing any improvements to the Premises, and neither Landlord nor Landlord's interest in the Premises shall be subject to any obligations incurred by Tenant. Landlord shall be entitled to post on the Premises during the course of any construction by Tenant such notices of non-responsibility as Landlord deems appropriate for the protection of Landlord and its interest in the Premises. If Tenant fails to fully discharge any such lien within a 10-day period, Landlord may (but shall not be so obligated) pay the claim secured by such lien, and the amount so paid, together with any costs and reasonable attorneys' fees incurred in connection therewith, shall be immediately due and owing from Tenant to Landlord, and Tenant shall pay the same to Landlord with interest at the rate provided in Section 4.01(c) from the dates of Landlord's payments. Should any claims of lien be filed against the Premises or any action affecting the title to such property be commenced, the party receiving notice of such lien or action shall forthwith give the other party written notice thereof.

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(c)     Unless Landlord requires the removal thereof upon the termination of this Lease, all alterations, additions or improvements to the Premises by Tenant (except movable furniture, equipment and trade fixtures) shall become a part of the Premises and the property of Landlord immediately upon installation thereof. Any alteration, addition or improvement which Tenant is required or permitted to remove hereunder, together with any movable furniture, equipment and trade fixtures, shall be removed at Tenant's expense upon the termination of this Lease, and Tenant shall promptly repair any damage to the Premises caused by such removal. In no event, however, shall Tenant remove any of the following materials or equipment (which shall be deemed Landlord’s property) without Landlord’s prior written consent: any power wiring or power panels; lighting or lighting fixtures; wall coverings; drapes, blinds or other window coverings; carpets or other floor coverings; heaters, air conditioners or any other heating or air conditioning equipment; fencing or security gates; or other similar building operating equipment and decorations.

Section 6.06     Condition upon Termination or Expiration. Upon the termination or expiration of the Lease, Tenant shall surrender the Premises and all alterations, additions and improvements to Landlord, broom clean and in the same condition as received except for ordinary wear and tear which Tenant was not otherwise obligated to remedy under any provision of this Lease. However, Tenant shall not be obligated to repair any damage which Landlord is required to repair under Article Seven (Damage or Destruction). In addition, Landlord may require Tenant to remove any alterations, additions or improvements (whether or not made with Landlord’s consent) prior to the expiration of the Lease and to restore the Premises to its prior condition, all at Tenant’s expense.

Section 6.07     Services. Subject to the Rules and Regulations attached to this Lease, Landlord agrees to furnish to the Premises janitorial service, elevator service, water and electricity suitable for the intended use of the Premises, and heat and air conditioning during the Building Hours of Operation required in Landlord's reasonable judgment for the comfortable use and occupation of the Premises. In the event Tenant shall require heat and air conditioning before or after Building Hours of Operation, Tenant shall provide notice to Landlord and shall pay Landlord the actual increased cost incurred as a result of such after hours use as Operating Expenses. Landlord shall provide a security guard at the Project seven nights a week from 9:00 PM to 5:00 AM. Landlord may provide other security systems from time to time for the Building and/or Project in its sole discretion, provided that the cost of such systems does not exceed that of security systems in similar buildings in the vicinity of the Premises. Landlord, from time to time and in Landlord’s sole discretion, may alter, remove, replace or discontinue the security services (other than the security guard) provided at the Project. Landlord shall not be liable for, nor shall Tenant be entitled to, any abatement or reduction of rental or other sums due hereunder by reason of Landlord's failure to furnish any of the foregoing when such failure is caused by the acts of Tenant or by any of the following causes beyond the reasonable control of Landlord, including but not limited to accidents, weather, utility outages, breakage, remodeling, improvements, material shortage, shipping and delivery delays, repairs, strikes, lockouts or other labor disturbances or labor disputes of any character, or by any other cause, similar or dissimilar. It is expressly understood that Landlord shall not be liable under any circumstances for loss or damage, however occurring, incurred in connection with or incidental to the failure to furnish any of the foregoing. In addition, it is expressly understood that Landlord shall not be liable under any circumstances for consequential, speculative or punitive damages. Wherever heat generating machines or equipment are used in the Premises which affect the temperature otherwise maintained by the air conditioning system, Landlord reserves the right to install supplementary air conditioning units in the Premises and the cost thereof, including the cost of installation, operation and maintenance, shall be paid by Tenant to Landlord upon demand by Landlord as Operating Expenses.

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Section 6.08     Prohibitions. Tenant will not, without the written consent of Landlord, (i) use any apparatus or device in the Premises (including, without limitation, any data processing machines or other machines using current in excess of 110 volts) which will increase the amount of electricity, water or other utilities otherwise furnished or supplied for use of the Premises as general office space; (ii) install any 220 volt outlets in the Premises, except those to be initially installed, if any, pursuant to the plans and specifications referred to in Exhibit B attached hereto; nor (iii) connect into the electric current or the water supply except through existing electrical outlets or existing water taps in the Premises. If Tenant shall require water, electric current or other utilities in excess of that which would otherwise be furnished or supplied for use of the Premises as general office space, Tenant shall first procure the written consent of Landlord to the use thereof, and Landlord may cause a water meter, electric meter or other utility measuring device to be installed in the Premises for the purpose of measuring the amount of water, electric current or other utilities consumed for any such purpose. The cost of any such meters and the installation, maintenance and repair thereof shall be paid for by Tenant and Tenant agrees to pay Landlord promptly upon demand for the cost of all water, electric current or other utilities consumed as shown by said meters, at the rates charged for such services by the suppliers thereof. In the event separate meters cannot be installed, Landlord shall have the right to estimate the additional cost of the utilities utilized by Tenant and charge the same directly to Tenant, who agrees to promptly pay the same.

Article Seven:     DAMAGE OR DESTRUCTION

Section 7.01     Partial Damage to Property.

(a)     Tenant shall notify Landlord in writing immediately upon the occurrence of any damage to the Premises. If the Premises is only partially damaged (meaning, less than fifty percent (50%) of the Premises is untenantable as a result of such damage or less than fifty percent (50%) of Tenant’s operations are materially impaired) and if the proceeds received by Landlord from the insurance policies described in Section 4.04 are sufficient to pay for the necessary repairs, this Lease shall remain in effect and Landlord shall repair the damage as soon as reasonably possible. Landlord may elect (but is not required) to repair any damage to Tenant’s fixtures, equipment, or improvements.

(b)     If the insurance proceeds received by Landlord are not sufficient to pay the entire cost of repair, or if the cause of the damage is not covered by the insurance policies which Landlord maintains under Section 4.04, Landlord may elect either to (i) repair the damage as soon as reasonably possible, in which case this Lease shall remain in full force and effect, or (ii) terminate this Lease as of the date the damage occurred. Landlord shall notify Tenant within thirty (30) days after receipt of notice of the occurrence of the damage whether Landlord elects to repair the damage or terminate the Lease. If Landlord elects to repair the damage, Tenant shall pay Landlord the “deductible amount” (if any) under Landlord’s insurance policies and, if the damage was due to an act or omission of Tenant, or Tenant’s employees, agents, contractors or invitees, the difference between the actual cost of repair and any insurance proceeds received by Landlord. If Landlord elects to terminate the Lease, Tenant may elect to continue this Lease in full force and effect, in which case Tenant shall repair any damage to the Premises to the condition that existed prior to such damage. Tenant shall pay the cost of such repairs, except that upon satisfactory completion of such repairs, Landlord shall deliver to Tenant any insurance proceeds received by Landlord for the damage repaired by Tenant. Tenant shall give Landlord written notice of such election within ten (10) days after receiving Landlord’s termination notice.

(c)     If the damage to the Premises occurs during the last six (6) months of the Lease Term and such damage will require more than thirty (30) days to repair, either Landlord or Tenant may elect to terminate this Lease as of the date the damage occurred, regardless of the sufficiency of any insurance proceeds. The party electing to terminate this Lease shall give written notification to the other party of such election within thirty (30) days after Tenant’s notice to Landlord of the occurrence of the damage.

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Section 7.02     Substantial or Total Destruction. If the Premises is substantially or totally destroyed by any cause whatsoever (meaning, the damage to the Premises is greater than partial damage as described in Section 7.01), and regardless of whether Landlord receives any insurance proceeds, this Lease shall terminate as of the date the destruction occurred. Notwithstanding the preceding sentence, if the Premises can be rebuilt within six (6) months after the date of destruction, Landlord may elect to rebuild the Premises at Landlord’s own expense, in which case this Lease shall remain in full force and effect. Landlord shall notify Tenant of such election within thirty (30) days after Tenant’s notice of the occurrence of total or substantial destruction. If Landlord so elects, Landlord shall rebuild the Premises at Landlord’s sole expense, except that if the destruction was caused by an act or omission of Tenant, Tenant shall pay Landlord the difference between the actual cost of rebuilding and any insurance proceeds received by Landlord.

Section 7.03     Temporary Reduction of Rent. If the Premises is destroyed or damaged and Landlord or Tenant repairs or restores the Premises pursuant to the provisions of this Article Seven, any rent payable during the period of such damage, repair and/or restoration shall be reduced according to the degree, if any, to which Tenant’s use of the Premises is impaired. However, the reduction shall not exceed the sum of one year’s payment of Base Rent, insurance premiums and Real Property Taxes. Except for such possible reduction in Base Rent, insurance premiums and Real Property Taxes, Tenant shall not be entitled to any compensation, reduction, or reimbursement from Landlord as a result of any damage, destruction, repair, or restoration of or to the Premises.

Section 7.04     Waiver. Tenant waives the protection of any statute, code or judicial decision which grants a tenant the right to terminate a lease in the event of the substantial or total destruction of the leased property, including the provisions of Arizona Revised Statutes Section 33-343. Tenant agrees that the provisions of Section 7.02 above shall govern the rights and obligations of Landlord and Tenant in the event of any substantial or total destruction to the Premises.

Article Eight:     CONDEMNATION

If all or any portion of the Premises is taken under the power of eminent domain or sold under the threat of that power (all of which are called “Condemnation”), this Lease shall terminate as to the part taken or sold on the date the condemning authority takes title or possession, whichever occurs first. If more than twenty percent (20%) of the floor area of the Premises is taken by Condemnation, then either party hereto shall be entitled to terminate this Lease as of the date the condemning authority takes title or possession, by delivering written notice to the other party within ten (10) days after receipt of written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority takes title or possession). If more than twenty-five percent (25%) of the floor area of the Building and/or more than twenty-five percent (25%) of the land area of the entire Project is taken by Condemnation, then Landlord shall be entitled to terminate this Lease as of the date of the date the condemning authority takes title or possession, by delivering written notice to Tenant within ten (10) days after receipt of written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority takes title or possession). If neither Landlord nor Tenant terminates this Lease, this Lease shall remain in effect as to the portion of the Premises not taken, except that the Base Rent shall be reduced in proportion to the reduction in the rentable square footage of the Premises, and Additional Rent shall be reduced in proportion to the reduction in Tenant’s Pro-Rata Share of the total Rental Square Footage available at the Project. Any Condemnation award or payment shall be distributed in the following order: (a) first, to any ground lessor, mortgagee or beneficiary under a deed of trust encumbering the Premises, the amount of its interest in the Premises; (b) second, to Tenant, only the amount of any award specifically designated for loss of or damage to Tenant’s trade fixtures or removable personal property; and (c) third, to Landlord, the remainder of such award, whether as compensation for reduction in the value of the leasehold, the taking of the fee, or otherwise. If this Lease is not terminated, Landlord shall repair any damage to the Premises caused by the Condemnation, except that Landlord shall not be obligated to repair any damage for which Tenant has been reimbursed by the condemning authority. If the severance damages received by Landlord are not sufficient to pay for such repair, Landlord shall have the right to either terminate this Lease or make such repair at Landlord’s expense.

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Article Nine:     ASSIGNMENT AND SUBLETTING

Section 9.01     Landlord’s Consent Required. No portion of the Premises or of Tenant’s interest in this Lease may be acquired by any other person or entity, whether by sale, assignment, mortgage, sublease, transfer, operation of law, or act of Tenant, without Landlord’s prior written consent, except as provided in Section 9.02 below. Landlord has the right to grant or withhold its consent as provided in Section 9.05 below. Any attempted transfer without consent shall be void and shall constitute a non-curable breach of this Lease.

Section 9.02     Tenant Affiliate. Tenant may assign this Lease or sublease the Premises, without Landlord’s consent, to any corporation which controls, is controlled by or is under common control with Tenant (“Tenant’s Affiliate”). In such case, any Tenant’s Affiliate shall assume in writing all of Tenant’s obligations under this Lease prior to the date of such assignment or sublease and shall provide Landlord a copy of such assumption within five (5) days after execution.

Section 9.03     No Release of Tenant. No transfer permitted by this Article Nine, whether with or without Landlord’s consent, shall release Tenant or change Tenant’s primary liability to pay the Rent and to perform all other obligations of Tenant under this Lease. Landlord’s acceptance of Rent from any other person is not a waiver of any provision of this Article Nine. Consent to one transfer is not a consent to any subsequent transfer. If Tenant’s transferee defaults under this Lease, Landlord may proceed directly against Tenant without pursuing remedies against the transferee. Landlord may consent to subsequent assignments or modifications of this Lease by Tenant’s transferee, without notifying Tenant or obtaining its consent. Such action shall not relieve Tenant’s liability under this Lease.

Section 9.04     Offer to Terminate. If Tenant desires to assign the Lease or sublease the Premises, Tenant shall have the right to offer, in writing, to terminate the Lease as of a date specified in the offer. If Landlord elects in writing to accept the offer to terminate within twenty (20) days after notice of the offer, the Lease shall terminate as of the date specified and all the terms and provisions of the Lease governing termination shall apply. If Landlord does not so elect, the Lease shall continue in effect until otherwise terminated and the provision of Section 9.05 with respect to any proposed transfer shall continue to apply.

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Section 9.05     Landlord’s Consent. Tenant’s request for consent to any transfer described in Section 9.01 shall set forth in writing the details of the proposed transfer, including the name, business and financial condition of the prospective transferee, financial details of the proposed transfer (e.g., the term of and the rent and security deposit payable under any proposed assignment or sublease), and any other information Landlord deems relevant. Landlord will not unreasonably withhold its consent except that such consent will not be granted if: (i) in the reasonable judgment of Landlord the transferee lacks the necessary financial resources, business experience or credit worthiness to discharge the terms of the Lease; (ii) in the reasonable judgment of Landlord the transferee is of a character or is engaged in a business or proposes a use which is not in keeping with the standards of Landlord for the Project; (iii) the portion of the Premises subject to the transfer is not regular in shape with appropriate means of entering and exiting, including adherence to any local, county or other governmental codes, or is not otherwise suitable for the normal purposes associated with such a transfer; (iv) Tenant is in default under the Lease or any other lease with Landlord; or (v) if transferee is engaged in a more hazardous business than Lessee. If Tenant assigns or subleases, the following shall apply:

(i) Tenant shall pay to Landlord as Additional Rent under the Lease the Landlord’s Share (stated in Section 1.15) of the Profit (defined below) on such transaction as and when received by Tenant, unless Landlord gives written notice to Tenant and the assignee or subtenant that Landlord’s Share shall be paid by the assignee or subtenant to Landlord directly. The “Profit” means (A) all amounts paid to Tenant for such assignment or sublease, including “key” money, monthly rent in excess of the monthly rent payable under the Lease, and all fees and other consideration paid for the assignment or sublease, including fees under any collateral agreements, less (B) costs and expenses directly incurred by Tenant in connection with the execution and performance of such assignment or sublease for real estate broker’s commissions and costs of renovation or construction of tenant improvements required under such assignment or sublease. Tenant is entitled to recover such costs and expenses before Tenant is obligated to pay the Landlord’s Share to Landlord. The Profit in the case of a sublease of less than all the Premises is the rent allocable to the subleased space as a percentage on a square footage basis.

(ii) Tenant shall provide Landlord a written statement certifying all amounts to be paid from any assignment or sublease of the Premises within thirty (30) days after the transaction documentation is signed, and Landlord may inspect Tenant’s books and records to verify the accuracy of such statement. On written request, Tenant shall promptly furnish to Landlord copies of all the transaction documentation, all of which shall be certified by Tenant to be complete, true and correct. Landlord’s receipt of Landlord’s Share shall not be a consent to any further assignment or subletting. The breach of Tenant’s obligation under this Section 9.05(b) shall be a material default of the Lease.

Section 9.06     No Merger. No merger shall result from Tenant’s sublease of the Premises under this Article Nine, Tenant’s surrender of this Lease or the termination of this Lease in any other manner. In any such event, Landlord may terminate any or all subtenancies or succeed to the interest of Tenant as sublandlord under any or all subtenancies.

Article Ten:     DEFAULTS; REMEDIES

Section 10.01     Covenants and Conditions. Tenant’s performance of each of Tenant’s obligations under this Lease is a condition as well as a covenant. Tenant’s right to continue in possession of the Premises is conditioned upon such performance. Time is of the essence in the performance of all covenants and conditions.

Section 10.02     Defaults. Tenant shall be in material default under this Lease:

(a)     If Tenant abandons the Premises or if Tenant’s vacation of the Premises results in the cancellation of any insurance described in Section 4.04;

(b)     If Tenant fails to pay Rent or any other charge when due and such failure shall remain uncured for a period of five (5) business days after written notice thereof from Landlord of such failure; provided, however, Tenant shall only be entitled to notice and the opportunity to cure twice in any consecutive twelve (12) month period;

(c)     If Tenant fails to perform any of Tenant’s non-monetary obligations under this Lease for a period of thirty (30) days after written notice from Landlord; provided that if more than thirty (30) days are required to complete such performance, Tenant shall not be in default if Tenant commences such performance within the thirty (30) day period and thereafter diligently pursues its completion. However, Landlord shall not be required to give such notice if Tenant’s failure to perform constitutes a non-curable breach of this Lease. The notice required by this Section is intended to satisfy any and all notice requirements imposed by law on Landlord and is not in addition to any such requirement.

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(d)     (i) if Tenant makes a general assignment or general arrangement for the benefit of creditors; (ii) if a petition for adjudication of bankruptcy or for reorganization or rearrangement is filed by or against Tenant and is not dismissed within sixty (60) days; (iii) if a trustee or receiver is appointed to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease and possession is not restored to Tenant within sixty (60) days; or (iv) if substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease is subjected to attachment, execution or other judicial seizure which is not discharged within sixty (60) days. If a court of competent jurisdiction determines that any of the acts described in this subparagraph (d) are not a default under this Lease, and a trustee is appointed to take possession (or if Tenant remains a debtor in possession) and such trustee or Tenant transfers Tenant’s interest hereunder, then Landlord shall receive, as Additional Rent, the excess, if any, of the rent (or any other consideration) paid in connection with such assignment or sublease over the rent payable by Tenant under this Lease.

(e)     If any guarantor of the Lease revokes or otherwise terminates, or purports to revoke or otherwise terminate, any guaranty of all or any portion of Tenant’s obligations under the Lease. Unless otherwise expressly provided, no guaranty of the Lease is revocable.

Section 10.03     Remedies. On the occurrence of any material default by Tenant, Landlord may, at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have:

(a)     Terminate Tenant’s right to possession of the Premises by any lawful means, in which case Tenant shall immediately surrender possession of the Premises to Landlord. In such event, Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant’s default, including (i) the unpaid Base Rent, Additional Rent and other charges and interest due at the time of termination; (ii) the amount by which unpaid Base Rent, Additional Rent and other charges and interest due after termination until the time of the award exceeds the amount of such rental loss that Tenant proves Landlord could have reasonably avoided; (iii) the worth at the time of the award of the amount by which the unpaid Base Rent, Additional Rent and other charges which Tenant would have paid from the time of the award through the balance of the Lease Term exceeds the amount of such rental loss that Tenant proves Landlord could have reasonably avoided; (iv) Abated Rent (see Section 10.04 below); (v) continuing interest on the amounts set forth in subparagraphs (i), (ii), (iii) and (iv) above at the rate of eighteen percent (18%) per annum; and (vi) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under the Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, any costs or expenses Landlord incurs in maintaining or preserving the Premises after such default, the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation or alteration of the Premises, Landlord’s reasonable attorneys’ fees incurred in connection therewith, and any real estate commission paid or payable. As used in subpart (iii) above, the “worth at the time of the award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus one percent (1%). If Tenant has abandoned the Premises, Landlord shall have the option of (i) retaking possession of the Premises and recovering from Tenant the amount specified in this Paragraph 10.03(a), or (ii) proceeding under Paragraph 10.03(b);

(b)     Maintain Tenant’s right to possession, in which case this Lease shall continue in effect whether or not Tenant has abandoned the Premises. In such event, Landlord shall be entitled to enforce all of Landlord’s rights and remedies under this Lease, including the right to recover the rent as it becomes due;

(c)     Pursue recovery of any damages, including but not limited to rent or any other charges due and owing to Landlord under this Lease, against any property, real or personal, subject to a mortgage, pledge, landlord’s lien or other lien of Landlord provided by statute or provided for under the terms of this Lease in favor of Landlord against the property of the Tenant; and/or

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(d)     Pursue any other remedy now or hereafteavailable to Landlord under the laws or judicial decisions of the state in which the Premises is located. No remedy herein conferred upon Landlord shall be considered exclusive of any other remedy, but the same shall be considered exclusive of any other remedy, and the same shall be cumulative and shall be in addition to every other remedy given hereunder, or now or hereafter existing at law or in equity or by statute, including, but not limited to, the right to maintain an action to recover all amounts due hereunder. Landlord may exercise its rights and remedies at any time, in any order, to any extent, and as often as Landlord deems advisable. No delay or omission of Landlord to exercise any right or power arising from any default shall impair any such right or power, or shall be construed to be a waiver of any such default or an acquiescence therein. No waiver of a default shall be effective unless it is in writing.

Section 10.04      Repayment of “Free” Rent. If this Lease provides for a postponement of any monthly rental payments, a period of “free” rent, rent on only a portion of the Premises while Tenant occupies a greater portion of the Premises, or other rent concession, such postponed rent or “free” rent is called the “Abated Rent”. Tenant shall be credited with having paid all of the Abated Rent on the expiration of the Lease Term only if Tenant has fully, faithfully, and punctually performed all of Tenant’s obligations hereunder, including the payment of all rent (other than the Abated Rent) and all other monetary obligations and the surrender of the Premises in the physical condition required by this Lease. Tenant acknowledges that its right to receive credit for the Abated Rent is absolutely conditioned upon Tenant’s full, faithful and punctual performance of its obligations under this Lease. If Tenant defaults and does not cure within any applicable grace period, the Abated Rent shall immediately become due and payable in full and this Lease shall be enforced as if there were no such rent abatement or other rent concession. In such case Abated Rent shall be calculated based on the full initial rent payable under this Lease.

Section 10.05     No Acceptance of Surrender. No act or conduct of Landlord, whether consisting of the acceptance of the keys to the Premises, or otherwise, shall be deemed to be or constitute an acceptance by Landlord of the surrender of the Premises by Tenant prior to the expiration of the Term hereof, and such acceptance by Landlord of surrender by Tenant shall only flow from, and must be evidenced by, written acknowledgement of acceptance of surrender signed by Landlord.

Section 10.06     Automatic Termination. Notwithstanding any other term or provision hereof to the contrary, the Lease shall terminate on the occurrence of any act which affirms the Landlord’s intention to terminate the Lease as provided in Section 10.03 hereof, including the resolution of an unlawful detainer action against Tenant. On such termination, Landlord’s damages for default shall include all costs and fees, including reasonable attorneys’ fees that Landlord incurs in connection with the filing, commencement, pursuing and/or defending of any action in any bankruptcy court or other court with respect to the Lease; the obtaining of relief from any stay in bankruptcy restraining any action to evict Tenant; or the pursuing of any action with respect to Landlord’s right to possession of the Premises. All such damages suffered (apart from Base Rent, Additional Rent and other charges payable hereunder) shall constitute pecuniary damages which must be reimbursed to Landlord prior to assumption of the Lease by Tenant or any successor to Tenant in any bankruptcy or other proceeding.

Section 10.07     Tenant Property; Landlord Liens. Landlord, in addition to any other rights with respect to such Collateral, shall have any and all rights afforded to a secured party under the Arizona Uniform Commercial Code (“UCC”). Landlord is hereby authorized to file and/or record one or more financing statements as required or permitted under the UCC.

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Section 10.08     No Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than the rent or other sum provided to be paid shall be deemed to be other than on account of the earliest rent or any other sum due and payable under this Lease, nor shall any endorsement or statement or any check or any letter accompanying any check or payment as rent or other sum due and payable be deemed an accord and satisfaction, unless expressly agreed to, in writing, by Landlord. Landlord may accept any such check or payment without prejudice to Landlord's right to recover the balance of such rents or pursue any other remedy provided in this Lease.

Article Eleven:     PROTECTION OF LENDERS

Section 11.01     Subordination. Other than Tenant’s lender’s security interest, Landlord shall have the right to subordinate this Lease to any ground lease, deed of trust or mortgage encumbering the Premises, any advances made on the security thereof and any renewals, modifications, consolidations, replacements or extensions thereof, whenever made or recorded. Tenant shall cooperate with Landlord and any lender which is acquiring a security interest in the Premises. Tenant shall execute such further documents and assurances as such lender may require, provided that Tenant’s obligations under this Lease shall not be increased in any material way (the performance of ministerial acts shall not be deemed material), and Tenant shall not be deprived of its rights under this Lease. Tenant’s right to quiet possession of the Premises during the Lease Term shall not be disturbed if Tenant pays the rent and performs all of Tenant’s obligations under this Lease and is not otherwise in default. If any ground lessor, beneficiary or mortgagee elects to have this Lease superior to the lien of its ground lease, deed of trust or mortgage and gives written notice thereof to Tenant, this Lease shall be deemed superior to such ground lease, deed of trust or mortgage whether this Lease is dated prior or subsequent to the date of said ground lease, deed of trust or mortgage or the date of recording thereof. Following execution of this Lease, Landlord shall provide Tenant with Landlord’s lender’s form of Subordination, Non-Disturbance and Attornment Agreement.

Section 11.02     Attornment. If Landlord’s interest in the Premises is acquired by any ground lessor, beneficiary under a deed of trust, mortgagee, or purchaser at a foreclosure sale, Tenant shall attorn to the transferee of or successor to Landlord’s interest in the Premises and recognize such transferee or successor as Landlord under this Lease. Tenant waives the protection of any statute or rule of law which gives or purports to give Tenant any right to terminate this Lease or surrender possession of the Premises upon the transfer of Landlord’s interest.

Section 11.03     Signing of Documents. Tenant shall sign and deliver any instrument or documents necessary or appropriate to evidence any such attornment or subordination or agreement to do so. If Tenant fails to do so within ten (10) days after written request, Tenant hereby makes, constitutes and irrevocably appoints Landlord, or any transferee or successor of Landlord, the attorney-in-fact of Tenant to execute and deliver any such instrument or document.

Section 11.04     Estoppel Certificates.

(a)     Upon Landlord’s written request, Tenant shall execute, acknowledge and deliver to Landlord a written statement certifying: (i) that none of the terms or provisions of this Lease have been changed (or if they have been changed, stating how they have been changed); (ii) that this Lease has not been cancelled or terminated; (iii) the last date of payment of the Base Rent and other charges and the time period covered by such payment; (iv) that Landlord is not in default under this Lease (or, if Landlord is claimed to be in default, stating why); and (v) such other representations or information with respect to Tenant or the Lease as Landlord may reasonably request or which any prospective purchaser or encumbrancer of the Premises may require. Tenant shall deliver such statement to Landlord within ten (10) days after Landlord’s request. Landlord may give any such statement by Tenant to any prospective purchaser or encumbrancer of the Premises. Such purchaser or encumbrancer may rely conclusively upon such statement as true and correct.

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(b)     If Tenant does not deliver such statement to Landlord within such ten (10) day period, Landlord, and any prospective purchaser or encumbrancer, may conclusively presume and rely upon the following facts: (i) that the terms and provisions of this Lease have not been changed except as otherwise represented by Landlord; (ii) that this Lease has not been cancelled or terminated except as otherwise represented by Landlord; (iii) that not more than one month’s Base Rent or other charges have been paid in advance; and (iv) that Landlord is not in default under the Lease. In such event, Tenant shall be estopped from denying the truth of such facts.

Section 11.05     Tenant’s Financial Condition. Within ten (10) days after written request from Landlord, Tenant shall deliver to Landlord such financial statements as Landlord reasonably requires to verify the net worth of Tenant or any assignee, subtenant, or guarantor of Tenant. In addition, Tenant shall deliver to any lender designated by Landlord any financial statements required by such lender to facilitate the financing or refinancing of the Premises. Tenant represents and warrants to Landlord that each such financial statement is a true and accurate statement as of the date of such statement. All financial statements shall be confidential and shall be used only for the purposes set forth in this Lease.

Article Twelve:     LEGAL COSTS

Section 12.01     Legal Proceedings. If Tenant or Landlord shall be in breach or default under this Lease, such party (the “Defaulting Party”) shall reimburse the other party (the “Nondefaulting Party”) upon demand for any costs or expenses that the Nondefaulting Party incurs in connection with any breach or default of the Defaulting Party under this Lease, whether or not suit is commenced or judgment entered. Such costs shall include legal fees and costs incurred for the negotiation of a settlement, enforcement of rights or otherwise. Furthermore, if any action for breach of or to enforce the provisions of this Lease is commenced, the court in such action shall award to the party in whose favor a judgment is entered, a reasonable sum as attorneys’ fees and costs. The losing party in such action shall pay such attorneys’ fees and costs. Tenant shall also indemnify Landlord against and hold Landlord harmless from all costs, expenses, demands and liability Landlord may incur if Landlord becomes or is made a party to any claim or action (a) instituted by Tenant against any third party, or by any third party against Tenant, or by or against any person holding any interest under or using the Premises by license of or agreement with Tenant; (b) for foreclosure of any lien for labor or material furnished to or for Tenant or such other person; (c) otherwise arising out of or resulting from any act or transaction of Tenant or such other person; or (d) necessary to protect Landlord’s interest under this Lease in a bankruptcy proceeding, or other proceeding under Title 11 of the United States Code, as amended. Tenant shall defend Landlord against any such claim or action at Tenant’s expense with counsel reasonably acceptable to Landlord or at Landlord’s election, Tenant shall reimburse Landlord for any legal fees or costs Landlord incurs in any such claim or action.

Section 12.02     Landlord’s Consent. Tenant shall pay Landlord’s reasonable attorneys’ fees incurred in connection with Tenant’s request for Landlord’s consent under Article Nine (Assignment and Subletting), or in connection with any other act which Tenant proposes to do and which requires Landlord’s consent.

Article Thirteen:     MISCELLANEOUS PROVISIONS

Section 13.01     Non-Discrimination. Tenant promises, and it is a condition to the continuance of this Lease, that there will be no discrimination against, or segregation of, any person or group of persons on the basis of race, color, sex, creed, national origin or ancestry in the leasing, subleasing, transferring, occupancy, tenure or use of the Premises or any portion thereof.

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Section 13.02     Landlord’s Liability; Certain Duties.

(a)     As used in this Lease, the term “Landlord” means only the current owner or owners of the fee title to the Premises or Project or the leasehold estate under a ground lease of the Premises or Project at the time in question. Each Landlord is obligated to perform the obligations of Landlord under this Lease only during the time such Landlord owns such interest or title. Any Landlord who transfers its title or interest is relieved of all liability with respect to the obligations of Landlord under this Lease to be performed on or after the date of transfer. However, each Landlord shall deliver to its transferee all funds that Tenant previously paid if such funds have not yet been applied under the terms of this Lease.

(b)     Tenant shall give written notice of any failure by Landlord to perform any of its obligations under this Lease to Landlord and to any ground lessor, mortgagee or beneficiary under any deed of trust encumbering the Premises whose name and address have been furnished to Tenant in writing. Landlord shall not be in default under this Lease unless Landlord (or such ground lessor, mortgagee or beneficiary) fails to cure such non-performance within thirty (30) days after receipt of Tenant’s notice. However, if such non-performance reasonably requires more than thirty (30) days to cure, Landlord shall not be in default if such cure is commenced within such thirty (30) day period and thereafter diligently pursued to completion.

(c)     Notwithstanding any term or provision herein to the contrary, the liability of Landlord for the performance of its duties and obligations under this Lease is limited to Landlord’s interest in the Premises and the Project, and neither the Landlord nor its partners, shareholders, officers or other principals shall have any personal liability under this Lease.

Section 13.03     Severability. A determination by a court of competent jurisdiction that any provision of this Lease or any part thereof is illegal or unenforceable shall not cancel or invalidate the remainder of such provision or this Lease, which shall remain in full force and effect.

Section 13.04     Interpretation. The captions of the Articles or Sections of this Lease are to assist the parties in reading this Lease and are not a part of the terms or provisions of this Lease. Whenever required by the context of this Lease, the singular shall include the plural and the plural shall include the singular. The masculine, feminine and neuter genders shall each include the other. In any provision relating to the conduct, acts or omissions of Tenant, the term “Tenant” shall include Tenant’s agents, employees, contractors, invitees, successors or others using the Premises with Tenant’s expressed or implied permission. This Lease is the result of negotiations between Landlord and Tenant, and therefore the language contained in this Lease shall be construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant.

Section 13.05     Incorporation of Prior Agreements; Modifications. This Lease is the only agreement between the parties pertaining to the lease of the Premises and no other agreements are effective. All amendments to this Lease shall be in writing and signed by all parties. Any other attempted amendment shall be void. All prior and contemporaneous agreements, representations and understandings of the parties, oral or written, pertaining to the subject matter hereof, are hereby superseded and merged herein.

Section 13.06     Notices. All notices required or permitted under this Lease or otherwise given between Landlord and Tenant shall be in writing and shall be personally delivered or sent by certified mail, return receipt requested, postage prepaid or nationally recognized overnight delivery service. Notices to Tenant shall be delivered to the address specified in Section 1.03 above except that upon tenants taking possession of the Premises, the Premises shall be Tenant’s address for notice purposes. Notices to Landlord shall be delivered to the address specified in Section 1.02 above, with a copy to Landlord’s counsel, Dean J. Formanek, at Warner Angle Hallam Jackson & Formanek PLC, 2555 East Camelback Road, Suite 800, Phoenix, Arizona, 85016. All notices shall be effective upon delivery. Except as provided above for notice to Tenant at the Premises, either party may change its notice address upon written notice to the other party.

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Section 13.07     Waivers. All waivers must be in writing and signed by the waiving party. Landlord’s failure to enforce any provision of this Lease or its acceptance of rent shall not be a waiver and shall not prevent Landlord from enforcing that provision or any other provision of this Lease in the future. No statement on a payment check from Tenant or in a letter accompanying a payment check shall be binding on Landlord. Landlord may, with or without notice to Tenant, negotiate such check without being bound to the conditions of such statement.

Section 13.08     No Recordation. Tenant shall not record this Lease without prior written consent from Landlord. However, either Landlord or Tenant may require that a “Short Form” memorandum of this Lease executed by both parties be recorded. The party requiring such recording shall pay all transfer taxes and recording fees.

Section 13.09     Binding Effect; Choice of Law. This Lease binds any party who legally acquires any rights or interest in this Lease from Landlord or Tenant. However, Landlord shall have no obligation to Tenant’s successor unless the rights or interests of Tenant’s successor are acquired in accordance with the terms of this Lease. The laws of the state in which the Premises is located shall govern this Lease.

Section 13.10     Corporate Authority; Partnership Authority. If Tenant is a corporation, each person signing this Lease on behalf of Tenant represents and warrants that he has full authority to do so and that this Lease binds the corporation. Within thirty (30) days after this Lease is signed, Tenant shall deliver to Landlord a certified copy of a resolution of Tenant’s Board of Directors authorizing the execution of this Lease or other evidence of such authority reasonably acceptable to Landlord. If Tenant is a partnership, each person or entity signing this Lease for Tenant represents and warrants that he or it is a general partner of the partnership, that he or it has full authority to sign for the partnership and that this Lease binds the partnership and all general partners of the partnership. Tenant shall give written notice to Landlord of any general partner’s withdrawal or addition. Within thirty (30) days after this Lease is signed, Tenant shall deliver to Landlord a copy of Tenant’s recorded statement of partnership or certificate of limited partnership.

Section 13.11     Joint and Several Liability. All parties signing this Lease as Tenant shall be jointly and severally liable for all obligations of Tenant.

Section 13.12     Force Majeure. Subject to Section 7.02, if Landlord cannot perform any of its obligations due to events beyond Landlord’s control, the time provided for performing such obligations shall be extended by a period of time equal to the duration of such events. Events beyond Landlord’s control include, but are not limited to, acts of God, war, civil commotion, labor disputes, strikes, fire, flood or other casualty, shortages of labor or material, government regulation or restriction and weather conditions.

Section 13.13     Execution of Lease. This Lease may be executed in counterparts and, when all counterpart documents are executed, the counterparts shall constitute a single binding instrument. Landlord’s delivery of this Lease to Tenant shall not be deemed to be an offer to lease and shall not be binding upon either party until executed and delivered by both parties. A fully-executed facsimile copy of this Agreement shall be treated as an original.

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Section 13.14     Survival. All representations and warranties of Landlord and Tenant shall survive the termination of this Lease.

Section 13.15     Time is of the Essence. Time is of the essence for all provisions of this Lease.

Section 13.16     No Third Party Rights/Partnership. Except as expressly provided herein, no term or provision of this Lease is intended to or shall be for the benefit of any person not a party hereto, and no such other person shall have any right or cause or action hereunder. Nothing contained in this Lease shall create any partnership, joint venture, or other arrangement between Landlord and Tenant.

Article Fourteen:     BROKERS

Section 14.01     Broker’s Fee. When this Lease is signed by and delivered to both Landlord and Tenant, Landlord shall pay a real estate commission to Landlord’s Broker (if any) named in Section 1.08 above, in accordance with the separate agreement between Landlord and such Broker for services rendered to Landlord by Landlord’s Broker in this transaction. If a Tenant’s Broker is named in Section 1.08 above, Landlord’s Broker shall pay an appropriate portion of its commission to Tenant’s Broker if so provided in any agreement between Landlord’s Broker and Tenant’s Broker. Nothing contained in this Lease shall impose any obligation on Landlord to pay a commission or fee to any party other than Landlord’s Broker. Nothing contained in this Lease shall impose any obligation on Tenant to pay a commission or fee to any party except any broker, other than Tenant’s Broker, who claims a commission or fee through Tenant or Tenant’s Broker.

Section 14.02     Protection of Broker. If Landlord sells the Premises, or assigns Landlord’s interest in this Lease, the buyer or assignee shall, by accepting such conveyance of the Premises or assignment of the Lease, be conclusively deemed to have agreed to make any commission payments to Landlord’s Broker if required of Landlord under this Article Fourteen, to the extent same has not been previously paid. If Landlord’s Broker shall bring a legal action to enforce or declare rights under this provision, the prevailing party in such action shall be entitled to reasonable attorneys’ fees to be paid by the losing party. Such attorneys’ fees shall be fixed by the court in such action.

Section 14.03     Agency Disclosure; No Other Brokers. Landlord and Tenant each warrant that they have dealt with no other real estate broker(s) in connection with this transaction except those set forth in Section 1.08. Landlord and Tenant each indemnify the other against any claims arising or occurring by reason of a breach of the foregoing warranty by such party. Landlord discloses that David Allred, a principal of Landlord, is a licensed real estate broker in the state of Arizona.

Article Fifteen:     COMPLIANCE

The parties hereto agree to comply with all applicable federal, state and local laws, regulations, codes, ordinances and administrative orders having jurisdiction over the parties, property or the subject matter of this Agreement, including, but not limited to, the 1964 Civil Rights Act and all amendments thereto, the Foreign Investment In Real Property Tax Act, the Comprehensive Environmental Response Compensation and Liability Act, and The Americans With Disabilities Act.

ADDITIONAL PROVISIONS MAY BE SET FORTH IN A RIDER OR RIDERS ATTACHED HERETO OR IN THE BLANK SPACE BELOW.

[signature page follows]

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Landlord and Tenant have signed this Lease at the place and on the dates specified adjacent to their signatures below and have initialed all Riders which are attached to or incorporated by reference in this Lease.

“LANDLORD” CAZ 1 LLC, an Arizona limited liability company By: Douglas Allred Company, a California corporation Its: Manager By: /s/ David Allred__________________ Name: David Allred Its: EVP

“TENANT” INSYS THERAPEUTICS, INC., a Delaware corporation By: /s/Darryl S. Baker Name: Darryl S. Baker Its: CFO

IN ANY REAL ESTATE TRANSACTION, IT IS RECOMMENDED THAT YOU CONSULT WITH A PROFESSIONAL, SUCH AS A CIVIL ENGINEER, INDUSTRIAL HYGIENIST OR OTHER PERSON WITH EXPERIENCE IN EVALUATING THE CONDITION OF THE PROPERTY, INCLUDING THE POSSIBLE PRESENCE OF ASBESTOS, HAZARDOUS MATERIALS AND UNDERGROUND STORAGE TANKS.

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EXHIBIT A-1

Premises

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EXHIBIT A-2

Building

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EXHIBIT A-3

Project

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EXHIBIT “B”

WORK LETTER AGREEMENT

The undersigned Landlord and Tenant are executing concurrently with this Work Letter Agreement, a written Office Lease (the “Lease”) covering those certain premises more particularly described in Section 1.04 of the Lease, (hereinafter referred to as “Premises”), commonly known as Allred Park Place located at 1333 South Spectrum Boulevard, Chandler, AZ 85286, Suite 100, Building 2. Capitalized terms used but not otherwise defined in this Work Letter Agreement shall have the meanings ascribed to them in the Lease.

1.     Representatives. Landlord appoints Landlord’s Representative to act for Landlord in all matters covered by this Work Letter. Tenant appoints Tenant’s Representative to act for Tenant in all matters covered by this Work Letter. All inquiries, requests, instructions, authorizations and other communications with respect to the matters covered by this Work Letter will be made to Landlord’s Representative or Tenant’s Representative, as the case may be. Tenant will not make any inquiries of or requests to, and will not give any instructions or authorizations to, any other employee or agent of Landlord, including Landlord’s architect, engineers and contractors or any of their agents or employees, with regard to matters covered by this Work Letter. Either party may change its Representative under this Work Letter at any time with three (3) days prior written notice to the other party.

Tenant’s Representative:	Maury Rice 444 South Ellis Street Chandler, AZ 85224 Phone: (602) 910-2617 Fax: (602) 910-2627

Landlord’s Representative:	Ms. Cathy Exeter 11452 El Camino Real, Suite 200 San Diego, California 92130 Phone: (858) 793-0202 Fax: (858) 793-5363

2.     Tenant’s Plans And Specifications

a.     Tenant agrees, at its sole cost and expense, through Balmer Architectural Group, Inc. (“Space Planner”) to furnish a space plan and specifications, including the space layout and improvement plan for the Premises (“Tenant’s Space Plan”) required for the performance of the work to construct the improvements to the building desired by Tenant (hereinafter referred to as the “Tenant Improvements”). Tenant’s Space Plan shall include but not be limited to partition layout, reflected ceiling plans, electrical outlets, electrical switches and locations of each thereof. Tenant and Landlord agree to utilize Willmeng Construction, Inc. (“Contractor”) as the Contractor for construction of the Tenant Improvements.

b.     The Space Planner shall be responsible for providing to Tenant, with a copy to Landlord, a complete set of construction drawings and documents, including Tenant’s Space Plan, which are permit ready and have completed plan check by the government agency having jurisdiction, for construction of the Tenant Improvements, the quantity and description of materials, equipment and other items required for bidding by the Contractor. The Space Planner shall be responsible for coordination of the architectural, mechanical, electrical and plumbing drawings. Landlord, Tenant and Contractor shall cooperate to the best of their ability to provide all information required for such coordination.

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c.     Tenant shall be responsible to pay the Space Planner’s fees for the Tenant’s Space Plan, which Landlord will reimburse Tenant by charging said reimbursement against the Tenant Allowance provided under this Agreement; however, all interior design or decorating services, such as selection of wall paint colors and/or wall coverings, fixtures, carpeting, and any or all other decorator or interior design services and extraordinary work required by Tenant of the Space Planner shall be paid by the Tenant at the time and to the extent the Space Planner has provided such services for the Tenant’s Space Plan, and such services shall not be reimbursed by Landlord to Tenant and Landlord shall have no liability therefor.

d.     All plans and specifications referred to hereinabove in Sections a, b and c are subject to the Landlord’s approval in its sole discretion, which the Landlord agrees will not be unreasonably withheld.

3.     Landlord’s Approval. Landlord may withhold its approval of any improvements and any Tenant Space Plan, Tenant Working Drawings, Tenant Extra Work or Change Orders which require work which:

a.     adversely affects the structural integrity of the Building, or any part of the heating, ventilating, air conditioning, plumbing, mechanical, electrical, communication or other systems of the Building;

b.     is not approved by the holder of any mortgage or deed of trust encumbering the Building at the time the work is proposed;

c.     would not be approved by a prudent owner of property similar to the Building;

d.     violates any agreement which affects the Building or binds Landlord;

e.     Landlord reasonably believes will increase the projected cost of operation or maintenance of any of the systems of the Building;

f.     Landlord reasonably believes will reduce the rental value of the Premises or the sale value of the Building at the end of the Term;

g.     does not conform fully to the Tenant Space Plan;

h.     does not conform to applicable building codes or is not approved by any governmental authority with jurisdiction over the Premises; or

i.     is not consistent with or is inferior to the Building Standard Tenant Improvements.

4.     Schedule of Tenant Improvement Activities

a.     On or before five (5) days after the execution of the Lease (“Submission Date”), Tenant shall cooperate with and submit to Space Planner the information (the “Tenant Information”) necessary for the Space Planner to prepare the Tenant’s Space Plan for the Premises. Tenant’s Space Plan shall be completed and submitted to Tenant and Landlord within thirty (30) days after the execution of the Lease. Within five (5) days after receipt of the proposed Tenant Space Plan, Tenant shall give Landlord written notice whether or not Tenant approves the proposed Tenant Space Plan, and if objected to, Tenant shall specify Tenant’s particular objections thereto. Tenant will not unreasonably withhold Tenant’s Approval. If Tenant fails to timely submit the Tenant Information to the Space Planner, if the Space Plan is not timely completed and submitted to Tenant and Landlord, or if Tenant fails to timely give Landlord that notice by that fifth day, then in addition to any other rights which it may have on account of that failure, Landlord may consider each day following that fifth day until its receipt of Tenant’s notice to be a day of Tenant Delay, as defined in Section 7 below. If Tenant’s notice reasonably objects to the proposed Tenant Space Plan, the notice will set forth how the proposed Tenant Space Plan must be changed in order to overcome Tenant’s objections, and the Space Planner will submit a revised Tenant Space Plan to Tenant and Landlord within ten (10) days after receipt of the Tenant Objections.

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The revised Tenant Space Plan, and any revisions to it, will be treated as though it was the first proposed Tenant Space Plan prepared pursuant to this subparagraph (a). If the proposed Tenant Space Plan, or any revision to it, is not inconsistent with the Tenant Information, then each day following Landlord’s receipt of Tenant’s objections until Landlord’s receipt of Tenant’s approval of a Tenant Space Plan will be a day of Tenant Delay.

b.     After approval of the Tenant Space Plan, Landlord will promptly prepare a preliminary estimate of the cost of Tenant’s Improvements as set forth in the Tenant Space Plan (the “Tenant’s Estimated Construction Cost”). If the Tenant’s Estimated Construction Cost is more than the Tenant Allowance, Landlord will so notify Tenant in writing and Tenant will either:

(i)     agree in writing to pay the amount by which the Tenant’s Estimated Construction Cost exceeds the Tenant Allowance as though that amount were Tenant Extra Work, subject to Section 5, or

(ii)     revise the Tenant Space Plan in order to assure that the Tenant’s Estimated Construction Cost is either (A) no more than the Tenant Allowance, or (B) in excess of the Tenant Allowance by an amount which Tenant agrees to pay pursuant to clause (i) immediately above.

Each day in excess of three (3) days following Tenant’s receipt of the Tenant’s Estimated Construction Cost until the fulfillment of Tenant’s obligations in either clause (i) or clause (ii) immediately above will be a day of Tenant’s Delay as defined in Section 7 below. Upon Tenant’s fulfillment of its obligation in either clause (i) or clause (ii) immediately above, the Tenant’s Estimated Construction Cost will be deemed approved. If the Tenant’s Estimated Construction Cost is less than the Tenant Allowance, the Tenant’s Estimated Construction Cost will be deemed approved without notice to Tenant.

c.     After approval of the Tenant’s Estimated Construction Cost, Space Planner will prepare and deliver to Tenant, Landlord and Contractor working drawings for the Premises (“Tenant Working Drawings”). Landlord shall cause Contractor to prepare from the documents a cost proposal (the “Tenant Cost Proposal”) for construction of Tenant’s Improvements in accordance with the Tenant Working Drawings, and a Construction Schedule which will set forth estimated time frames for completion of construction. If the Tenant Cost Proposal is less than the sum of the Tenant Allowance and any Amount in excess of the Tenant Allowance which Tenant has agreed to pay pursuant to Section 4b, Landlord will take steps necessary to complete construction of the improvements to the Premises. If the Tenant Cost Proposal is more than the Tenant Allowance, plus any amount which Tenant has agreed to pay pursuant to clause (i) of Section 4b immediately above (the “Maximum Approved Cost”), Landlord will so notify Tenant in writing and Tenant shall either:

(i)     agree in writing to pay the amount by which the Tenant Cost Proposal exceeds the Maximum Approved Cost as if that additional amount were Tenant Extra Work, subject to Section 5, or

(ii)     revise the Tenant Working Drawings in order to assure that the Tenant Cost Proposal is no more than the Maximum Approved Cost.

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Each day in excess of three (3) days following Tenant’s receipt of the Tenant’s Cost Proposal until the fulfillment of Tenant’s obligations in either clause (i) or clause (ii) immediately above shall be a day of Tenant Delay. Upon Tenant’s fulfillment of its obligations in either clause (i) or clause (ii) above, Landlord will take steps necessary to complete construction of the improvements to the Premises.

d.     All work shall be performed by the Contractor and/or contractors approved by Landlord. Following approval of the Tenant Working Drawings and the Tenant Cost Proposal, Tenant will cause Space Planner to make application to the appropriate governmental authorities for necessary approvals and building permits. Upon receipt of the necessary approvals and permits and subject to receipt of the payment required under Section 5, the Contractor will begin construction. The Contractor may substitute materials of comparable or better quality if the materials specified in Tenant’s Working Drawings are unavailable or not available within the time required for timely completion.

5.     Payment For Tenant Extra Work. Tenant shall pay to Landlord, in advance, the total amount payable by Tenant for Tenant Extra Work before the time Contractor starts work within the Premises. Each day of delay by Tenant in paying the amount necessary for Tenant Extra Work will be a day of Tenant Delay.

6.     Change Orders. Tenant may authorize changes in the work during construction only by written instructions to Landlord’s Representative on a form approved by Landlord. All such changes will be subject to Landlord prior written approval in accordance with Section 3. Landlord may disapprove any change which would materially delay the scheduled completion of work. Prior to commencing any change, the Landlord will prepare and deliver to Tenant, for Tenant’s approval, a change order (the “Change Order”) setting forth the total cost of such change, which will include associated architectural, engineering and construction contractor’s fees, and the cost of Landlord’s overhead at the rate of twelve percent (12%) of the amount of the Change Order. If Tenant fails to approve and pay for such Change Order within five (5) days after delivery by Landlord, Tenant will be deemed to have withdrawn the proposed change and Landlord will not proceed to perform the change. Upon Landlord’s receipt of Tenant’s approval and payment, the Contractor will proceed to perform the change.

7.     Tenant Delay. It is agreed that Tenant’s obligation for the payment of rental under the Lease shall not commence until Landlord has substantially completed the work to be performed by Landlord hereunder; provided, however, that if Landlord shall be delayed in substantially completing said work as a result of delays caused by Tenant (“Tenant Delay”), then Tenant shall pay to Landlord an amount equal to one-thirtieth (1/30) of the Base Monthly Rent and Additional Rent for each day of Tenant Delay which amount Tenant agrees is reasonable compensation under the circumstances. In addition, if the Tenant’s Delay exceeds a total of fifteen (15) days, Landlord may, at its option, terminate this Lease and/or pursue all remedies for Tenant’s default specified in the Lease.

8.     Construction Of The Premises.

a.     Landlord shall cause Contractor to construct the Tenant Improvements within the Premises under a contract with the Landlord. All subcontractors awarded shall be at market rates which Tenant shall have the right to review. Tenant may, at its discretion, obtain bids and complete the work at its direction for nonstandard items limited to millwork, wall covering and carpet. Tenant shall notify Landlord immediately after execution of the Lease of its desire to assume responsibility for those items. Any delay relating to work performed by Tenant shall be deemed Tenant’s delay.

b.     Landlord shall have the right to approve Tenant’s choice of the contractor to perform any of the nonstandard items listed in subparagraph (a) immediately above in Landlord’s sole discretion, not to be unreasonable withheld. Any contractor employed by Tenant shall be commercially licensed, bonded and insured, with copies of all documentation evidencing such matters delivered to Landlord prior to the contractor beginning any work at or upon the Premises.

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9.     Tenant’s Punch List

a.     When the Landlord’s Contractor believes the Tenant Improvements are substantially completed, and prior to Landlord’s delivery of the Premises to Tenant, Landlord shall give Tenant one (1) days prior written notification for Tenant to inspect the Tenant Improvements. Tenant’s representative shall completely examine the Premises and complete with Landlord’s representative a list of all visible items to be completed by Contractor to finish the work. Such list shall be formalized by Landlord and signed by both Landlord and Tenant. The Tenant Improvements shall be deemed “substantially completed” when the Premises, as improved, can be legally occupied by Tenant without material interference with Tenant’s business, with only minor “punch list” items remaining to be completed. Landlord’s good faith and reasonable determination of substantial completion shall be conclusive. Further, issuance of a certificate of occupancy or equivalent by the appropriate governmental entity shall be deemed substantial completion.

b.     Landlord shall diligently proceed to have all items noted on the list completed as soon as possible. Any work damaged during Tenant’s move in or occupancy shall be repaired or replaced at Tenant’s sole cost and expense.

10.     Tenant Improvements At Landlord’s Cost And Expense. Landlord agrees to provide Tenant an allowance not to exceed Fifty Dollars ($50.00) per rentable square foot for the 34,945 rentable square feet of the Premises for a total not to exceed One Million Seven Hundred Forty Seven Thousand Two Hundred Fifty Dollars ($1,747,250.00) to complete its Tenant Improvements in the Premises (“Tenant Allowance”). Such allowance shall include any and all city permits, space planning (in the amount limited herein), engineering and construction costs (including the fee of Landlord’s contractor) and construction management fees. The Tenant Allowance shall be used only to plan and construct improvements which are real property fixtures that will remain with the Premises, and may not be used to purchase or construct trade fixtures, furniture, or other personal property. All costs and expenses in excess of such amount shall be the sole responsibility of the Tenant including any and all change order expenses by Tenant.

11.     Building Standards. Tenant shall utilize the Landlord’s Building Standard Tenant Improvement items (the “Building Standard”) in order to assure the consistent quality and appearance of the Building.

12.     Shell Construction.      Landlord shall only provide as part of the initial construction of the Building the following items: (i) outside walls, columns and unfinished concrete floors, broom clean; (ii) Building Standard power supplied to the Building core, per building specifications; and (iii) water lines to the Building (with Tenant to be responsible for all costs of hook-up of any and all utilities, water, sewer and other similar services with the City in which the Premises is located).

13.     Responsibility For Design. Tenant will be responsible for the design, function and maintenance of all improvements which are not Building Standard, whether or not approved by Landlord or installed by Landlord’s Contractor at Tenant’s request. Landlord’s preparation of the Tenant Working Drawings and performance of Landlord’s duties hereunder do not constitute any representation or warranty and shall not obligated Landlord in any manner as to the adequacy, sufficiency, efficiency, performance or desirability of the Tenant Improvements in the Premises.

14.     Indemnity. Tenant shall indemnify Landlord against and hold Landlord harmless from and against any and all costs, claims or liability arising from: (a) any work performed on or about the Property by or at Tenant’s request, other than through Landlord’s contractor as part of this Agreement; (b) any breach or default in the performance of Tenant's obligations under this Work Letter; (c) any Tenant Delay; or (d) any other acts or omissions of Tenant. Tenant shall defend Landlord against any such cost, claim or liability at Tenant's expense with counsel reasonably acceptable to Landlord or, at Landlord's election, Tenant shall reimburse Landlord for any legal fees or costs incurred by Landlord in connection with any such claim. As a material part of the consideration to Landlord, Tenant assumes all risk of damage to property or injury or death to persons in or about the Property arising from any cause, and Tenant hereby waives all claims in respect thereof against Landlord. As used in this Section, the term "Tenant" shall include Tenant or Tenant’s employees, agents, contractors and invitees, if applicable.

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15.     Lien Protection. Tenant shall pay when due all claims for labor or materials furnished or alleged to have been furnished to or for Tenant for use in completing any work at or upon the Premises, which claims are or may be secured by any mechanic’s liens against the Premises or any interest therein. Tenant shall give Landlord not less than ten (10) days prior written notice of any work done on or in the Premises. If Tenant or Landlord shall contest the validity of any such lien, claim or demand, the Tenant, shall, at its sole cost and expense, defend and protect itself, the Premises and Landlord against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof against the Landlord or the Premises. If Landlord shall require, Tenant shall furnish to Landlord a surety bond satisfactory to Landlord in an amount equal to one and one half times the amount of such contested lien claim or demand, indemnifying Landlord against liability for the same, as required by law to hold the Premises free from the effect of such lien or claim. In addition, Landlord may require Tenant to pay Landlord’s attorney fees and costs in participating in such action if Landlord shall deem it is in its best interest to do so.

16.     Force Majeure. Subject to Section 7.02, if Landlord cannot perform any of its obligations due to events beyond Landlord’s control, the time provided for performing such obligations shall be extended by a period of time equal to the duration of such events. Events beyond Landlord's control include, but are not limited to, acts of God, war, civil commotion, labor disputes, strikes, fire, flood or other casualty, shortages of labor or material, government regulation or restriction and weather conditions. Acts which are not beyond Landlord’s control, include, but are not limited to lack of sufficient funds for any liabilities or obligations, failure to pay for labor or materials, failure to obtain necessary approvals and/or permits required to complete the project or any other matter within the Landlord’s reasonable control or ability to resolve.

17.     Conflict. In the event of any conflict between the terms of this Work Letter Agreement and the remainder of the Lease, the terms of this Work Letter Agreement will control.

(Signature pages follow on next page.)

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Signed on December 18, 2013.	“LANDLORD” CAZ 1 LLC, an Arizona limited liability company By: Douglas Allred Company, a California corporation Its: Manager By: /s/ David Allred__________________ Name: David Allred Its: EVP

Signed on December 18, 2013.	“TENANT” INSYS THERAPEUTICS, INC., a Delaware corporation By: /s/ Darryl S. Baker Name: Darryl S. Baker Its: CFO

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EXHIBIT C

Project Rules and Regulations

Which Constitute Part of the Lease

1.     No sign, placard, picture, advertisement, name or notice of any kind shall be inscribed, displayed, printed or affixed on or to any part of the outside or inside of the Project, Building, the Premises or the surrounding area without the prior written consent of Landlord. If such consent is given by Landlord, Landlord may regulate the manner of display of the sign, placard, picture, advertisement, name or notice. Landlord shall have the right to remove any sign, placard, picture, advertisement, name or notice which has not been approved by Landlord or is being displayed in a non-approved manner without notice to and at the expense of tenant. All approved signs or lettering shall be printed, painted, affixed or inscribed at the expense of tenant by a person approved by Landlord. Tenant shall not place anything or allow anything to be placed near any window or any glass door, partition or wall which may appear unsightly from outside the Premises.

2.     The directory for the Building will be provided exclusively for the display of the name and location of the tenants only, and Landlord reserves the right to exclude any other names therefrom.

3.     The sidewalks, parking areas, halls, passages, exits, entrances, elevators, and stairways shall not be obstructed by Tenant or used for any purpose other than for ingress to and egress from the Premises. The halls, passages, exits, entrances, parking areas, elevators, stairways, toilets, balconies and roof are not for the use of the general public and Landlord shall in all cases retain the right to control the same and prevent access thereto by all persons whose presence in the judgment of Landlord shall be prejudicial to the character, reputation and interests of the Project or its tenants. No tenant and no employees or invitees of any tenant shall go upon the roof of the Building.

4.     Tenant shall not alter or replace any lock or install any additional locks or any bolts on any door of the Premises without the written consent of Landlord.

5.     The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from a violation of this rule shall be borne by the tenant who, or whose agents, employees, contractors, customers or invitees, shall have caused the same.

6.     Tenant shall not overload the floor of the Premises, shall not mark on, drive nails, drill or screw into the partitions, woodwork or plaster (except as may be incidental to the hanging of wall decoration), and shall not in any way deface the Premises or any part thereof.

7.     No freight or equipment of any kind shall be brought into the Project or Building without the consent of Landlord, and all moving of same in or out of the Project or Building shall be done at such time and in such manner as Landlord may designate. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy equipment brought into the Building and also the times and manner of moving the same in and out of the Building. Safes or other heavy objects shall, if considered necessary by Landlord, stand on wood strips of such thickness as shall be necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property from any cause and all damage done to the Building or Project by moving or maintaining any such safe or other property shall be repaired at the expense of Tenant. There shall not be used in the Premises or the Building any hand trucks except those equipped with rubber tires and side guards.

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8.     Tenant shall not employ any person or persons other than the janitor of Landlord for the purpose of cleaning the Premises unless otherwise agreed by Landlord. Except with the written consent of Landlord, no person or persons other than those approved by Landlord shall be permitted to enter the Building for the purpose of cleaning the same. Tenant shall not cause any unnecessary labor by reason of Tenant's carelessness or indifference in the preservation of good order and cleanliness. Landlord shall in no way be responsible to Tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of any Tenant, by or as a result of the acts of the janitor, any other employee or contractor of Landlord, or any other person. Janitor service shall only include ordinary dusting and cleaning by the janitor assigned to such work and shall not include cleaning of carpet or rugs (except normal vacuum sweeping), cleaning of draperies or moving of furniture and other special services. Janitor service will not be furnished on nights when rooms are occupied after 9:30 p.m. Window cleaning shall be done only by Landlord at intervals it deems appropriate.

9.     Tenant shall not use, keep or permit to be used or kept any food or noxious gas substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to the Landlord or other occupants of the Building or Project by reason of noise, odors and/or vibrations, or interfere in any way with other Tenants or those conducting business in the Building or Project. Tenant shall not make or permit to be made any disturbing noises or disturb or interfere with occupants of the Project or neighboring property, or with those having business with such occupants, by the use of any musical instrument, radio, phonograph, unusual noise, or in any other way. No Tenant shall throw anything out of doors or down the passageways. No cooking shall be done or permitted by Tenant in the Premises.

10.     The Premises shall not be used for the manufacturing or for the storage of merchandise except as such storage may be incidental to the use of the Premises for general office purposes. No Tenant shall occupy or permit any portion of its Premises to be occupied for the manufacture or sale of liquor, narcotics or tobacco in any form, or as a medical office, or as a barber shop or manicure shop except with prior written consent of Landlord. The Premises shall not be used for lodging or sleeping or for illegal purposes.

11.     Tenant shall not use any method of heating or air conditioning other than that supplied by Landlord.

12.     Landlord will direct electricians as to where and how telephone wires are to be introduced. No boring or cutting for or stringing of wires will be allowed without the consent of Landlord. The location of the telephones and other office equipment affixed to the Premises shall be subject to the approval of Landlord, but the installation of same shall be at the expense of Tenant.

13.     All keys to the Building, offices, rooms and toilet rooms shall be obtained from Landlord and Tenant shall not duplicate such keys. Tenant, upon termination of the tenancy, shall deliver to Landlord the keys to the Building, offices, rooms and toilet rooms which shall have been furnished and shall pay Landlord the cost of replacing any lost key or of changing the lock or locks which can be opened by such lost key if Landlord deems it necessary to make such change.

14.     Tenant shall not lay linoleum, tile, carpet or other similar floor coverings so that the same are affixed to the floor of the premises in any manner except as approved by Landlord. The expense of repairing any damage resulting from a violation of this rule or removal of any floor covering shall be borne by Tenant.

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15.     Building Hours of Operation shall be Monday through Friday, 6:00 a.m. until 7:00 p.m. excluding legal holidays. During all other hours, access to the Project, the Building or to the halls, corridors or stairways in the Project, the Building, or to the Premises, may be refused unless the person seeking access is known to any person or employee of the Project in charge and has a pass or is properly identified. Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Project of any person. In case of invasion, mob, riot, public excitement or other commotion, Landlord reserves the right to prevent access to the Project during the continuance of the same, by closing the doors or otherwise, for the safety of all Tenants and protection of the Project and property located therein. Landlord reserves the right to close and keep locked all entrance and exit doors of the Project during all hours on Saturdays, Sundays and legal holidays, and on weekdays between the hours of 7:00 p.m. and 6:00 a.m., and during such further hours as Landlord may deem reasonably advisable for the adequate protection of the Project and the property of the Tenants thereof. Anything to the foregoing notwithstanding, Landlord shall have no duty to provide security protection for the Project at any time or to monitor access thereto.

16.     Tenant shall see that the doors of the Premises are closed and securely locked before leaving the Building and that all water faucets, water apparatus and electrical items are shut off before Tenant or Tenant's employees leave the Building. Tenant shall be responsible for any damage to the Building, the Project or to other Tenants caused by a failure to comply with this rule.

17.     Landlord reserves the right to exclude or expel from the Project any person who, in the judgement of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the Rules and Regulations of the Project.

18.     Employees of Landlord shall not be requested to perform any work or do anything outside of their regular duties unless under special instructions from Landlord.

19.     Tenant agrees that it shall comply with all fire regulations that may be issued from time to time by Landlord, and Tenant shall also provide Landlord with the name of a designated responsible employee to represent Tenant in all matters pertaining to fire regulations.

20.     Landlord reserves the right to rescind, alter or waive any rule or regulation at any time prescribed for the Project when, in Landlord's judgment, it is necessary, desirable or proper in the best interest of the Project or its Tenants.

21.     Tenant shall not disturb, solicit or canvass an occupant of the Project and shall cooperate to prevent the same.

22.     Without the written consent of Landlord, Tenant shall not use the name of the Project in connection with or in promoting or advertising the business of Tenant, except as Tenant's address.

23.     All interior window coverings must be approved by Landlord and Tenant may not install any awnings or other exterior window shades or coverings.

24.     Tenant shall not park in driveways or loading areas or in reserved parking spaces of other Tenants. Landlord or its agents shall have the right to cause to be removed any car of Tenant, its employees, agents, contractors, customers or invitees, that may be parked in unauthorized areas, and Tenant agrees to save and hold harmless Landlord, its agents and employees from any and all claims, losses, damages and demands asserted or arising in respect to or in connection with the removal of any such vehicle and for all expenses incurred by Landlord in connection with such removal. Tenant will from time to time, upon request of Landlord, supply Landlord with a list of license plate numbers for vehicles owned or operated by its employees and agents.

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25.     Tenant understands that the buildings which make up the Premises are "Non-Smoking". Any smoking to be done shall be done outside the building Premises at designated smoking areas, and smoking material shall be disposed of in the appropriate containers provided.

26.     By executing a copy of these Rules and Regulations, Tenant acknowledges and agrees that it has read and understands these Rules and Regulations and will fully comply with all of the terms and provisions contained herein.

“TENANT” INSYS THERAPEUTICS, INC., a Delaware corporation By: /s/ Darryl S. Baker Name: Darryl S. Baker Its: CFO

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EXHIBIT D

The undersigned Landlord and Tenant have executed that certain Office Lease (the “Lease”) covering those certain premises more particularly described in Section 1.04 of the Lease, (hereinafter referred to as “Premises”), commonly known as Allred Park Place located at 1333 South Spectrum Boulevard, Chandler, AZ 85286, Suite 100, Building 2. Capitalized terms used but not otherwise defined in this Commencement Notice shall have the meanings ascribed to them in the Lease.

Pursuant to Section 1.05 of the Lease, Landlord and Tenant hereby agree and confirm the following dates and information as follows:

1.            The Commencement Date is __________________.

2.            The Expiration Date is ____________________.

The provisions of this Commencement Notice, do not and are not intended to void or modify any other provision(s) other than those specifically addressed and agreed to herein, and any construction to the contrary is expressly denied and negated.

Signed on _______________, 20__.

“LANDLORD”

CAZ 1 LLC, an Arizona limited liability company

By: Douglas Allred Company, a California corporation

Its: Manager

By: ______________________________

Name: ____________________________

Its: ______________________________

Signed on _______________, 20__.	“TENANT” INSYS THERAPEUTICS, INC., a Delaware corporation By: _____________________________ Name: ___________________________ Its: _____________________________

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